                                                                  EXHIBIT (h)(2)

--------------------------------------------------------------------------------

                             AMERICAN CENTURY FUNDS

                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 12, 2007

                             BANK OF AMERICA, N.A.,
                             AS ADMINISTRATIVE AGENT

                             THE SEVERAL BANKS FROM
                            TIME TO TIME PARTY HERETO

                       BANC OF AMERICA SECURITIES LLC AND
                         CITIGROUP GLOBAL MARKETS INC.,
                 AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS

                        CITIBANK NA, AS SYNDICATION AGENT

            DEUTSCHE BANK AG NEW YORK BRANCH, AS DOCUMENTATION AGENT

--------------------------------------------------------------------------------

A/72335952.4

                                TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----

                                      (i)
A/72335952.4

                                      (ii)
A/72335952.4

                                      (iii)
A/72335952.4

                                      (iv)
A/72335952.4

SCHEDULE I                   -        Borrower

SCHEDULE II                  -        Commitments

SCHEDULE III                 -        Custody Agreements

SCHEDULE IV                  -        Distribution Agreements

SCHEDULE V                   -        Investment Management Agreements

SCHEDULE VI                  -        Shareholder Services Agreements

SCHEDULE VII                 -        Specified Existing Affiliates

EXHIBIT 2.7(a)               -        Form of Note

EXHIBIT 2.11(a)              -        Form of Designation of New Borrowers

EXHIBIT 6.1(b)               -        Form of Opinion

EXHIBIT 11.6(b)              -        Form of Assignment and Acceptance

                                      (v)
A/72335952.4

     CREDIT AGREEMENT, dated as of December 12, 2007 (this "AGREEMENT") among
(i) each fund signatory hereto (each a "FUND" and collectively, the "FUNDS") on behalf of itself or on behalf of each entity listed on SCHEDULE I beneath such fund's name, which entity is a series or portfolio of such Fund (each such series or portfolio, a "BORROWER" and, collectively, the "BORROWERS"), (ii) the several banks from time to time parties to this Agreement, which banks are listed on Schedule II (the "BANKS"), and (iii) BANK OF AMERICA, N.A., as
administrative agent for the Banks hereunder (in such capacity, the
"ADMINISTRATIVE AGENT").

     WHEREAS, each Fund is an open-end registered investment company under the
Investment Company Act of 1940 for which the Investment Adviser (as defined below) acts as an investment manager;

     WHEREAS, each Borrower has requested the Banks to make Loans (as defined below) severally and not jointly to each Borrower and to make available to it a credit facility for the purposes and on the terms and conditions set forth herein;

     WHEREAS, each Bank acknowledges that each Borrower shall be liable hereunder only for the Loans made to such Borrower hereunder and interest thereon and for the fees and expenses associated therewith and as otherwise set forth herein, and that, notwithstanding anything to the contrary herein, each
Borrower's obligations hereunder are several and not joint;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS AND ACCOUNTING MATTERS.

           Section 1.1 Certain Defined Terms.

As used herein, the following terms shall have the following meanings (all terms defined in this SECTION 1.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

     "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "ADVISERS ACT" shall mean the Investment Advisers Act of 1940, as amended.

     "AFFILIATE" shall mean as to any Person, any other Person (other than a
Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition,
"control" of a Person means the power, directly or indirectly, either to (a)
vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

A/72335952.4

     "AGGREGATE COMMITMENT" shall mean the total of all Commitments of all
Banks, as may be reduced or increased from time to time in the accordance with the terms of this Agreement. On the Closing Date, the Aggregate Commitment shall be equal to $500,000,000.

     "APPLICABLE LENDING OFFICE" shall mean, for each Bank, the office or offices of such Bank described as such in such Bank's Administrative
Questionnaire or such other office of such Bank (or of an affiliate of such
Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrowers as the office by which its Loans are to be made and maintained.

     "APPLICABLE MARGIN" shall mean 0.40% per annum.

     "ARRANGER" shall mean each of Banc of America Securities LLC and Citigroup
Global Markets Inc.

     "ASSET COVERAGE RATIO" shall mean, with respect to any Borrower, the ratio
(expressed as a percentage) that the value of Total Assets of such Borrower bears to the aggregate amount of Indebtedness of such Borrower. For the purposes of calculating the Asset Coverage Ratio, the amount of any Indebtedness shall be equal to the greater of (x) the outstanding amount of such liability or
Indebtedness, and (y) the fair market value of all assets securing such liability or Indebtedness.

     "BANK OF AMERICA" shall mean Bank of America, N.A., together with its successors and assigns.

     "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

     "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City.

     "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such
Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "CLOSING DATE" shall mean December 12, 2007.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "COMMISSION" shall mean the Securities and Exchange Commission and any other similar or successor agency of the United Stales government administering the Investment Company Act.

A/72335952.4                       2

     "COMMITMENT" shall mean, as to each Bank, the obligation of such Bank to make Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on SCHEDULE II or, in the case of a Person that becomes a Bank pursuant to an assignment permitted under SECTION 11.6(B) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to SECTION 2.3 hereof).

     "COMMITMENT TERMINATION DATE" shall mean December 10, 2008 (termination to be effective as of the close of business on such day), or such earlier date on which the Commitments shall terminate as provided herein, subject to extension as provided in SECTION 2.10 hereof.

     "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "CUSTODY AGREEMENT" shall mean, as to any Fund or each Borrower, as applicable, the Custody Agreement(s) set forth in SCHEDULE III.

     "DEBTOR RELIEF LAWS" shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

     "DISTRIBUTION AGREEMENT" shall mean, as to any Fund or each Borrower, as applicable, the Distribution Agreements set forth on SCHEDULE IV hereto.

     "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations)
on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of a
Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower), but excluding dividends payable solely in shares of such
Borrower.

     "DOLLARS" and "$" shall mean lawful money of the United States of America.

     "ELIGIBLE LENDER" shall mean an entity that is a "bank" (as defined in the
Investment Company Act) but not an "affiliated person" or a "principal underwriter" (each as defined in the Investment Company Act) of any Borrower or any "affiliated person" of any such Person, including, without limitation, the
Investment Adviser.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended

A/72335952.4                       3

from time to time.

     "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which a Fund is a member and (ii) solely for purposes of potential liability under Section 302(c)(l 1) of ERISA and Section 412(c)(l 1) of the Code
and the lien created under Section 302(f) of ERISA and Section 412(n) of the
Code, described in Section 414(m) or (o) of the Code of which a Fund is a member.

     "EVENT OF DEFAULT" shall have the meaning assigned to such term in SECTION
9 hereof.

     "FEDERAL FUNDS RATE" shall mean, for any day, the "offered rate", as determined by Bank of America, for overnight federal funds, which rate is determined from day to day and will be reasonably representative of the market conditions at the time set.

     "FINANCIAL CONTRACTS" shall mean option contracts, options on futures contracts, futures contracts, forward foreign currency exchange contracts, options on foreign currencies, repurchase agreements, reverse repurchase agreements, securities lending agreements, when-issued securities, interest rate swaps, caps, or collar agreements, credit default swaps, Bond Market Association swaps, total return swaps, or similar arrangements between a Fund for account of any Borrower and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies, and other similar arrangements entered into by a Fund for account of any Borrower in the ordinary course of its business in accordance with the investment objectives, policies, restrictions and limitations of such Borrower then in effect.

     "FINANCING LEASE" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with
GAAP to be capitalized on a balance sheet of the lessee.

     "FUND AFFILIATE" shall mean an "affiliated person" of a Fund as that term is used in the Investment Company Act. Notwithstanding the foregoing, (a) no individual shall be a Fund Affiliate solely by reason of his or her being a director, officer or employee of the Fund and (b) neither the Administrative
Agent nor any Bank shall be a Fund Affiliate.

     "GAAP" shall mean generally accepted accounting principles, as in effect from time to time.

     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or

A/72335952.4                       4

lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

     "INDEBTEDNESS" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable
(other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the
Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

     "INTERFUND LENDING" shall mean lending by a registered investment company or an investment portfolio thereof advised by the Investment Adviser to one or more other registered investment companies or investment portfolios thereof advised by the Investment Adviser, or borrowing by a registered investment company or an investment portfolio thereof advised by the Investment Adviser from one or more other registered investment companies or investment portfolios thereof advised by the Investment Adviser, in either case pursuant to an
Interfund Lending Exemptive Order issued by the Securities and Exchange
Commission, or otherwise allowed by applicable law.

     "INTERFUND LENDING EXEMPTIVE ORDER" shall mean an exemptive order, including any amended or supplemental order, issued by the Securities and
Exchange Commission authorizing Interfund Lending.

     "INTERFUND LOAN" shall mean a loan to a Borrower pursuant to an Interfund
Lending arrangement.

     "INVESTMENT ADVISER" shall mean American Century Investment Management,
Inc. or American Century Global Investment Management, Inc., as applicable.

     "INVESTMENT ADVISER AFFILIATE" shall mean an "affiliated person" of the
Investment Adviser as that term is used in the Investment Company Act.
Notwithstanding the foregoing, (a) no individual shall be an Investment Adviser
Affiliate solely by reason of his or her being a director, officer or employee of the Investment Adviser and (b) neither the Administrative Agent nor any Bank shall be an Investment Adviser Affiliate.

A/72335952.4                       5

     "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended.

     "INVESTMENT MANAGEMENT AGREEMENT" shall mean, as to each Fund and each
Borrower, the Investment Management Agreements set forth on SCHEDULE V hereto.

     "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

     "LOANS" shall mean the loans provided for in SECTION 2.1 hereof.

     "MAJORITY BANKS" shall mean Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the
Property, business, operations, financial condition, prospects, liabilities or capitalization of a Fund or any Borrower, (b) the ability of a Fund or any
Borrower to perform its obligations hereunder and under the Notes, (c) the validity or enforceability of this Agreement or of the Notes or (d) the rights and remedies of the Banks and the Administrative Agent hereunder and under the
Notes.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by a Fund or any
Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

     "NET ASSET VALUE" shall mean, with respect to any Borrower, the total assets of such Borrower less the total liabilities of such Borrower, all as determined in accordance with the methods used by such Borrower in determining the net asset value of its shares and described in the Prospectus.

     "NOTES" shall have the meaning assigned to such term in SECTION 2.7(A).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its
functions under ERISA.

     "PERSON" shall mean any Borrower, any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

     "PLAN" shall mean an employee benefit or other plan established or maintained by a Fund or any ERISA Affiliate and that is covered by Title IV of
ERISA, other than a Multiemployer Plan.

A/72335952.4                       6

     "POST-DEFAULT RATE" shall mean a rate per annum equal to, in the case of a
Borrower, 2% PLUS the aggregate of the Federal Funds Rate and the Applicable
Margin as in effect from time to time, and, in the case of a Bank, 1% plus the
Federal Funds Rate.

     "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "PROSPECTUS" shall mean each Borrower's Prospectus and Statement of
Additional Information, as amended or supplemented from time to time, filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended.

     "REGULATIONS T, U AND X" shall mean, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

     "RELATED PARTIES" means, with respect to any Person, such Person's
Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     "RESPONSIBLE OFFICER" shall mean the chairman, vice chairman, president, vice president, treasurer, secretary, or assistant secretary of each Fund, or, with respect to financial matters, the treasurer or assistant treasurer of such
Fund.

     "SHAREHOLDER SERVICES AGREEMENT" shall mean, as to each Fund or each
Borrower, as applicable, the Shareholder Services Agreements set forth on
SCHEDULE VI hereto.

     "SPECIFIED EXISTING FUND AFFILIATE" shall mean each Person that is a Fund
Affiliate on the date hereof and is listed on SCHEDULE VII hereto under the caption "Specified Existing Fund Affiliates."

     "SPECIFIED EXISTING INVESTMENT ADVISER AFFILIATE" shall mean each Person that is an Investment Adviser Affiliate on the date hereof and is listed on
SCHEDULE VII hereto under the caption "Specified Existing Investment Adviser
Affiliates."

     "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more
Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

     "SWING LINE COMMITMENT" shall mean the obligation of the Swing Line Lender to make Swing Line Loans pursuant to SECTION 2.12 hereof in the aggregate principal amount at any one

A/72335952.4                       7

time outstanding not to exceed $50,000,000.

     "SWING LINE LENDER" shall have the meaning assigned to such term in SECTION
2.12 hereof.

     "SWING LINE LOANS" shall have the meaning assigned to such term in SECTION
2.12 hereof.

     "SWING LINE PARTICIPATION AMOUNT" shall have the meaning assigned to such term in SECTION 2.14(C) hereof.

     "TOTAL ASSETS" shall mean, with respect to any Borrower, at any time, the value of all assets of such Borrower which in accordance with GAAP would be classified as assets on a balance sheet of such Borrower prepared as of such time; PROVIDED, however, that the term Total Assets shall not include (a)
equipment, (b) securities owned by such Borrower which are in default and (c)
deferred organizational and offering expenses. Without limiting the foregoing, in order to ensure that Borrowers that are part of any master/feeder or fund-of-funds structure do not borrow against the same assets, for purposes of calculating the Asset Coverage Ratio, if any Borrower invests in another
Borrower, the value of such assets shall, as between both such Borrowers, only be counted once. By way of example, suppose (i) Borrower A invests solely in
Borrower B, (ii) the value of A's assets equals $1,000,000 and (iii) the value of B's assets equals $10,000,000; if, in calculating A's Asset Coverage Ratio, it is identified as having Total Assets equal to $1,000,000, then for purposes of calculating B's Asset Coverage Ratio, B's Total Assets shall be limited to
$9,000,000.

          Section 1.2 Accounting Terms and Determinations.

Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Banks hereunder shall be prepared, in accordance with GAAP and the Investment Company Act.

     SECTION 2. COMMITMENTS, LOANS, NOTES AND PREPAYMENTS.

          Section 2.1 Loans.

Each Bank severally agrees, on the terms and conditions of this Agreement, to make Loans to the Funds in Dollars on behalf of any Borrower (as designated in the applicable notice of borrowing by a Fund) during the period from and including the Closing Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period a Fund may, on behalf of a Borrower, borrow, repay and reborrow the amount of the Commitments by means of Loans.

          Section 2.2 Procedure for Borrowings.

A/72335952.4                       8

A Fund on behalf of a Borrower may borrow under the Commitments on any Business
Day PROVIDED that such Fund shall give the Administrative Agent notice of each borrowing hereunder as provided in SECTION 4.5(A) hereof. Each borrowing must be in an amount as set forth in SECTION 4.4 hereof. Not later than 3:00 p.m. New
York time on the date specified for each borrowing hereunder, each Bank shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at any account designated by the Administrative Agent, in immediately available funds, for account of the relevant Fund. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the relevant Fund for the benefit of such Borrower by depositing the same, in immediately available funds, in an account of the relevant Fund designated by the relevant Fund and maintained with
Bank of America at its principal office.

          Section 2.3 Changes of Commitments.

     (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

     (b) The Funds shall have the right at any time or from time to time upon three Business Days' notice (i) so long as no Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the
Commitments; PROVIDED that (x) the Funds shall give notice of each such termination or reduction as provided in SECTION 4.5(B) hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,00
(or a larger integral multiple of $1,000,000).

     (c) The Commitments once terminated or reduced may not be reinstated.

          Section 2.4 Commitment Fee.

The Funds shall pay to the Administrative Agent for account of each Bank a commitment fee on the daily average unused amount of such Bank's Commitment, for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to 0.06%. Solely for the purpose of calculating the commitment fee, Swing Line Loans will not be deemed a utilization of the aggregate Commitments of all Banks. Accrued commitment fee shall be payable on each March 31, June 30, September 30 and December 31 (beginning on the first of such dates to occur after the date hereof) and on the earlier of the date the
Commitments are terminated and the Commitment Termination Date. The Funds shall allocate such commitment fee among the Borrowers pro rata based on their respective Net Asset Values as at the respective dates on which such commitment fee is due or otherwise not in violation of applicable law.

          Section 2.5 Lending Offices.

The Loans made by each Bank shall be made and maintained at such Bank's
Applicable Lending Office.

          Section 2.6 Several Obligations; Remedies Independent.

A/72335952.4                       9

The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and (except as otherwise provided in SECTION 4.6 hereof) no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Borrowers at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the
Notes (subject, in the case of the right to accelerate, to SECTION 9 hereof), and it shall not be necessary for any other Bank, or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          Section 2.7 Notes.

     (a) Each Fund agrees that, upon the request of any Bank to the
Administrative Agent, each Fund will, at such Fund's expense, execute and deliver to such Bank a promissory note of each Borrower evidencing the Loans of such Bank to such Borrower, substantially in the form if EXHIBIT 2.7(A) with appropriate insertions as to date and principal amount (a "NOTE").

     (b) The date and amount of each Loan made by each Bank to a Borrower, and each payment made on account of the principal thereof, shall be recorded by such
Bank on its books and, prior to any transfer of the applicable Note, endorsed by such Bank on the schedule attached to such Note or any continuation thereof;
provided that the failure of such Bank to make any such recordation (or any error in making any such recordation) or endorsement shall not affect the obligations of a Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans evidenced thereby.

     (c) No Bank shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such
Bank's Commitment, Loans and Notes pursuant to SECTION 11.6 hereof (and, if requested by any Bank, the Funds agree to so exchange any Notes).

          Section 2.8 Optional Prepayments.

Subject to SECTION 4.4 hereof, a Borrower shall have the right to prepay Loans at any time or from time to time, PROVIDED that such Borrower shall give the
Administrative Agent notice of each such prepayment as provided in SECTION
4.5(A) hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder).

          Section 2.9 Mandatory Prepayments.

If, at any time, (i) the Asset Coverage Ratio of any Borrower shall fall below
300% or (ii) the aggregate amount of Loans made to a Borrower exceed the limits provided in such Borrower's Prospectus or permitted by the Investment Company
Act, then, within three Business Days thereafter, such Borrower shall prepay
Loans made to such Borrower to the extent necessary to ensure that (x) the Asset
Coverage Ratio is equal to or greater than 300% or (y) the aggregate

A/72335952.4                       10

amount of Loans made to such Borrower then outstanding does not after such payments exceed such limits as set forth in such Borrower's Prospectus or the
Investment Company Act, as the case may be.

          Section 2.10 Extension of Commitment Termination Date.

     (a) The Funds may, by notice to the Administrative Agent (which shall promptly notify the Banks,) given not earlier than 45 days and not later than 35 days prior to the Commitment Termination Date then in effect (the "EXISTING
COMMITMENT TERMINATION DATE"), request that the Banks extend the Commitment
Termination Date for an additional 364 days from the Existing Commitment
Termination Date. Each Bank, acting in its sole discretion, shall, by notice
(which shall be irrevocable) to the Funds and the Administrative Agent given no earlier than the date that is 30 days prior to the Existing Commitment
Termination Date (herein, the "CONSENT DATE") and no later than the date that is
20 days prior to the Existing Commitment Termination Date, advise the Funds whether or not such Bank agrees to such extension; PROVIDED that each Bank that determines not to extend the Commitment Termination Date (a "NON-EXTENDING
BANK") shall notify the Administrative Agent (which shall notify the Banks) of such fact promptly after such determination (but in any event no later than the date which is 20 days prior to the Existing Commitment Termination Date) and any
Bank that does not advise the Funds on or prior to the date which is 20 days prior to the Existing Commitment Termination Date that such Bank agrees to such extension shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.

     (b) The Funds shall have the right on or before the Existing Commitment
Termination Date to request that the Administrative Agent, in good faith, seek to replace each Non-Extending Bank with, and otherwise add to this Agreement, one or more other banks (which may include any Bank, each prior to the Existing
Commitment Termination Date, an "ADDITIONAL COMMITMENT BANK"), each of which
Additional Commitment Banks shall have entered into an agreement in form and substance satisfactory to the Funds and the Administrative Agent pursuant to which such Additional Commitment Bank shall, effective as of the Existing
Commitment Termination Date, undertake a Commitment specified therein and otherwise become obligated as a Bank hereunder (and, if any such Additional
Commitment Bank is already a Bank, its Commitment shall be in addition to such
Bank's Commitment hereunder on such date). The Funds shall also have the right to replace each Non-Extending Bank in the same manner described herein, except that any bank selected by the Funds must be approved by the Administrative Agent
(which approval shall not be unreasonably withheld).

     (c) If (and only if) the total of the Commitments of the Banks that have agreed so to extend the Commitment Termination Date and the additional
Commitments of the Additional Commitment Banks shall be at least 100% of the aggregate amount of the Commitments in effect immediately prior to the date that is three Business Days after the Consent Date, then, effective as of the
Existing Commitment Termination Date, (i) the Existing Commitment Termination
Date shall be extended to the date falling 364 days after the Existing
Commitment Termination Date (except that, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding
Business Day), (ii) each Additional Commitment Bank shall thereupon become a
"Bank" for all purposes of this Agreement and (iii) the Commitment of each
Non-Extending Bank shall terminate.

A/72335952.4                       11

     (d) Notwithstanding the foregoing clauses (a) through (c), the extension of the Existing Commitment Termination Date shall not be effective with respect to any Bank unless:

     (i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension, on the Consent Date and on the Existing
Commitment Termination Date;

     (ii) each of the representations and warranties made by the Funds and
Borrowers in SECTION 7 hereof shall be true and complete on and as of each of the date of the notice requesting such extension, the Consent Date and the
Existing Commitment Termination Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

     (iii) each Non-Extending Bank shall have been paid in full by the Funds all amounts due to such Bank hereunder on or before the Existing Termination Data.

          Section 2.11 Designation of Additional Borrower Amendments
                       to Schedule I.

     (a) Other series of each Fund and other investment companies registered under the investment Company Act, in either case (a) which have at least
$2,000,000 in Total Assets, (b) are (I) equity funds, (II) fixed income funds, or (III) any combination thereof, in each case whether investing in domestic or foreign securities or any combination thereof, and (c) for which the Investment
Adviser or an Investment Adviser Affiliate acts as the investment manager, may, with the prior written consent of the Administrative Agent and each Bank, become parties to this agreement in addition to those Borrowers listed in SCHEDULE I, and be deemed Borrowers for all purposes of this Agreement by executing an instrument substantially in the form of EXHIBIT 2.11(A) (with such changes therein as may be approved by the Administrative Agent and the Banks), which instrument shall (x) have attached to it a copy of this Agreement (as the same may have been amended) with a revised Schedule I reflecting the participation of such additional series or investment company and any prior revisions to SCHEDULE
I effected in accordance with the terms hereof arid (y) be accompanied by the documents and instruments required to be delivered by the Borrowers pursuant to
Section 6 hereof, including, without limitation, an opinion of counsel for the
Funds substantially in the form of EXHIBIT 6.1(B).

     (b) No series of any Fund or investment company shall be admitted as a party to this Agreement as a Borrower unless at the time of such admission and after giving effect thereto: (i) the representations and warranties set forth in
SECTION 7 hereof shall be true and correct with respect to such Borrower; (ii)
such Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed at the time of the admission and after giving effect thereto; and (iii) no Default or Event of Default with respect to such Borrower, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such a Default or Event of Default with respect to such Borrower, shall have occurred and be continuing.

          Section 2.12 Swing Line Commitment.

A/72335952.4                       12

Subject to the terms and conditions hereof, Bank of America (in such capacity, the "SWING LINE LENDER") agrees, in reliance upon the agreements of the other
Banks set forth in Section 2.14 hereof, to make available to each Borrower a portion of the credit otherwise available under the Commitments from time to time by making swing line loans ("SWING LINE LOANS") to such Borrower in an aggregate principal amount not to exceed at any one time outstanding the Swing
Line Commitment (PROVIDED THAT the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Loans hereunder, shall not exceed the Swing Line Lender's Commitment then in effect); and
PROVIDED FURTHER THAT, on the date of the making of any Swing Line Loan, the sum of the aggregate principal amount of all outstanding Loans and Swing Line Loans shall not exceed the Aggregate Commitment. During the Commitment Period
applicable to each Borrower, such Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

          Section 2.13 Procedure for Swing Line Borrowing.

Whenever a Borrower desires that the Swing Line Lender make Swing Line Loans under SECTION 2.12 hereof, the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 3:00 P.M., New
York City time, on the proposed date specified for such borrowing), specifying the amount of each requested Swing Line Loan. Each borrowing under the Swing
Line Commitment shall be in an amount equal to $50,000 or an integral multiple of $50,000 in excess thereof. Not later than 5:00 P.M., New York City time, on the date specified in a notice by the Borrower in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in
SECTION 11.2 hereof an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The proceeds of such
Swing Line Loan will then be made available to the Borrower on such date specified for such borrowing by the Administrative Agent transferring by wire to the custodian of and for the account of the Borrower the aggregate of the amounts made available to the Administrative Agent by the Swing Line Lender in
immediately available funds.

          Section 2.14 Refunding of Swing Line Loans.

     (a) The Swing Line Lender, at any time in its sole and absolute discretion may, and on the seventh day (or if such day is not a Business Day, the next
Business Day) after the date of such borrowing with respect to any Swing Line
Loans to the Borrower shall, on behalf of the Borrower (and the Borrower hereby irrevocably directs the Swing Line Lender to so act on its behalf), upon notice given by the Swing Line Lender no later than 10:00 A.M., New York City time, on the relevant refunding date, request each Bank to make, and each Bank hereby agrees to make, a Loan to the Borrower, at the rate set forth in SECTION 3.2 hereof, in the pro rata amount determined pursuant to SECTION 4.2. hereof equal to the amount of such Swing Line Loans of the Borrower (the "REFUNDED SWING LINE
LOANS") outstanding on the date of such notice, to repay the Swing Line Lender.
Each Bank shall make the amount of such Loan available to the administrative
Agent at its office set forth in SECTION 11.2 hereof in immediately available funds, no later than 1:00 P.M., New York City time, on the date of such notice.
The proceeds of such

A/72335952.4                       13

Loans shall be distributed by the Administrative Agent to the Swing Line Lender
and immediately applied by the Swing Line Lender to repay the Refunded Swing
Line Loans. Effective on the date such Loans are made, the portion of the Swing
Line Loans so paid shall no longer be outstanding as Swing Line Loans.

     (b) The making of any Swing Line Loan hereunder shall be subject to the satisfaction of the applicable conditions precedent thereto set forth in SECTION
6 hereof (unless otherwise waived in accordance with SECTION 11.4 hereof).

     (c) If prior to the making of a Loan to the Borrower pursuant to SECTION
2.14(A) hereof one of the events described in SECTIONS 9(F) or 9(G) hereof shall have occurred with respect to the Borrower, each Bank severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in the applicable Swing Line Loans ("UNREFUNDED SWING LINE LOANS") in an amount equal to the amount of Loans which would otherwise have been made by such Bank pursuant to SECTION 2.14(A) hereof. Each Bank will immediately transfer to the
Administrative Agent, in immediately available funds, the amount of its participation (the "SWING LINE PARTICIPATION AMOUNT"), and the proceeds of such participation shall be distributed by the Administrative Agent to the Swing Line
Lender in such amount as will reduce the amount of the participating interest retained by the Swing Line Lender (as a Bank) in its Swing Line Loans to the
amount of the Loans which were to have been made by it pursuant to SECTION
2.14(A) hereof.

     (d) Whenever, at any time after the Swing Line Lender has received from any
Bank such Lender's Swing Line Participation amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Bank its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Bank's pro rate portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such
Bank will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

     (e) Each Bank's obligation to make the Loans referred to in SECTION 2.14(A)
hereof and to purchase participating interests pursuant to SECTION 2.14(C)
hereof shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other tight which such Bank may have against the Swing
Line Lender or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in SECTION 6 hereof, (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any Note by the Borrower or the Bank, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          Section 2.15 INTERFUND LENDING.

A/72335952.4                       14

     (a) Notwithstanding anything in this Agreement to the contrary (including, without limitation, Sections 8.8 and 8.9 hereof), Interfund Lending shall be expressly permitted hereunder, and the mere making or receipt of an Interfund
Loan in and of itself shall not, with respect to any Borrower a party thereto
(as a lender or a borrower), constitute a violation of any condition precedent, representation or covenant contained herein or constitute a Default or Event of
Default; PROVIDED that after giving effect to such Interfund Loan all other terms and conditions of this Agreement are satisfied, and PROVIDED FURTHER, that:

     (i)  Such Interfund Lending (1) is not otherwise prohibited by law, (2) has been duly authorized, (3) is consistent with the terms of the
          Interfund Lending Exemptive Order, (4) is not in contravention of the
          Borrower's Prospectus, and (5) is deemed to be Indebtedness for purposes of calculating the Asset Coverage Ratio in this Agreement as it applies to the Borrower;

     (ii) A Borrower may not be a lender of an Interfund Loan at any time during which the Borrower has any Loan outstanding;

     (iii) If, at any time, an Interfund Loan is outstanding to a Borrower that has any Loans outstanding as well, and if at such time the Asset
          Coverage Ratio for the Borrower shall be less than the required Asset
          Coverage Ratio for the Borrower pursuant to this Agreement, then such
          Borrower shall repay such outstanding Interfund Loans and Loans on a pro rata basis and on the same repayment schedule (subject, in any and all event, to such Borrower's obligation to prepay in accordance with
          2.9 hereof) to the extent necessary to ensure that the Asset Coverage
          Ratio of all borrowings of the Borrower after such payments is in compliance with applicable covenants concerning minimum Asset Coverage
          Ratios set forth in this Agreement;

     (iv) If any payment with respect to an Interfund Loan would cause the Asset
          Coverage Ratio for a Borrower to be less than the required Asset
          Coverage Ratio for the Borrower pursuant to this Agreement, then the
          Borrower shall make any payments with respect to such outstanding
          Interfund Loans on a pro rata basis with payments with respect to
          Loans to the extent necessary to ensure that the Asset Coverage Ratio of all borrowings of the Borrower after such payments is in compliance with applicable covenants concerning minimum Asset Coverage Ratios set forth in this Agreement;

     (v)  A default by a Borrower with respect to an Interfund Loan shall constitute an Event of Default with respect to the Borrower for purposes of this Agreement;

     (vi) If a Default or Event of Default with respect to a Borrower has occurred and is continuing under this Agreement other than as specified above in Section 2.15(a)(iii), then any payments made with respect to outstanding

A/72335952.4                       15

          Interfund Loans shall be made on a pro rata basis with payments with respect to Loans until such Default or Event of Default is cured or waived;

     (vii)If at any time a Borrower should secure an Interfund Loan or
          Interfund Loans with collateral, then the Borrower shall collateralize each Loan to such Borrower under this Agreement (I) in substantially the same manner and to substantially the same extent as is required with respect to each Interfund Loan to the Borrower, as more particularly described in the Interfund Lending Exemptive Order and
          (II) with collateral having substantially the same liquidity and substantially similar credit characteristics as that of the collateral securing such Interfund Loan or Interfund Loans, PROVIDED that the collateral coverage percentage ratio for Loans shall not be less than the greater of (x) 102% or (y) the collateral coverage ratio for
          Interfund Loans; and

     (viii) For purposes of calculating the Asset Coverage Ratio of a Borrower, the amount equal to the aggregate value of the collateral securing an
          Interfund Loan or Loan minus the amount of such Interfund Loan or
          Loan, respectively, shall be subtracted from the value of Total Assets in the numerator of such Asset Coverage Ratio.

     (b)......Without otherwise limiting the purposes for which proceeds of a
Loan may be used as specified in Section 8.5 of this Agreement, a Borrower shall be expressly permitted to use the proceeds of a Loan to repay an outstanding
Interfund Loan of the Borrower, subject to the conditions set forth in paragraph
(a) of this Section 2.15 and the other conditions of this Agreement (including without limitation Section 8.5 hereof).

     Section 2.16 INCREASE OF COMMITMENTS.

     (a) The Borrowers may request an increase in the amount of the Aggregate
Commitment by offering to the Lenders or to other prospective Eligible Lenders acceptable to the Administrative Agent ("PROSPECTIVE LENDERS") the opportunity to increase their Commitments or to extend Commitments hereunder; PROVIDED,
HOWEVER, the Borrowers shall not request an increase that would cause the
Aggregate Commitment after giving effect to such increase to exceed
$600,000,000, and the Borrowers shall not make more than four Aggregate
Commitment increase requests under this SECTION 2.16 in any calendar year; and
PROVIDE, FURTHER, each Lender or Prospective Lender may accept or reject such request in its sole and absolute discretion. Any such request shall be sent to the Lenders, the Prospective Lenders and the Administrative Agent and shall (A)
refer to this Agreement, (B) specify (i) the aggregate amount of the increase that is sought and (ii) the name of each Lender and Prospective Lender to which the opportunity to increase or extend a Commitment is to be offered and the amount of such offer, and (C) request that Lenders wishing to increase their
Commitments and Prospective Lenders wishing to extend new Commitments notify the
Administrative Agent within 14 days of the date of the Borrower's request.
Failure to respond within such period shall be deemed a REJECTION of the
Borrower's offer. Subject to the penultimate sentence of this Section 2.16, the increase in the Commitment of each Lender that agrees to increase such
Commitment under this SECTION 2.16 shall be effective

A/72335952.4                       16

fifteen (15) Business Days (or such later date as is acceptable to the Borrowers and the Administrative Agent) after the date of the Borrowers' request without any further action by the Lenders or any amendment to this Agreement. Upon the effectiveness of any increase in a Lender's Commitment, SCHEDULE II shall be deemed to have been amended to reflect the increase in such Lender's Commitment.
Each Prospective Lender that accepts the Borrowers' offer to extend a Commitment shall become a party to this Agreement on such date or dates as may be mutually satisfactory to such Prospective Lender, the Borrowers and the Administrative
Agent, subject to the Administrative Agent's receipt of a duly completed and executed accession agreement in a form reasonably satisfactory to the
Administrative Agent. Upon the effectiveness of any accession agreement to which any Prospective Lender is a party, (i) such Prospective Lender shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and (ii)
SCHEDULE II shall be deemed to have been amended to reflect the Commitment of such Prospective Lender (as an additional Lender) as provided in such accession agreement. Notwithstanding the foregoing, no increase in a Lender's Commitment and no extension of a Commitment by a Prospective Lender shall become effective until such time as the Administrative Agent shall have received a written opinion of the Borrower's legal counsel, addressed to the Administrative Agent and the Lenders and in form and substance satisfactory to the Administrative
Agent. The Administrative Agent shall give prompt notice to each Lender of (A)
any increase in any Lender's Commitment and (B) the Commitment of any additional
Lender, in each case under this SECTION 2.16.

SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST.

           Section 3.1 Repayment of Loans.

Each Borrower hereby severally and unconditionally, but neither jointly nor jointly and severally promises to pay the Administrative Agent for account of each Bank the principal of each Loan made by such Bank to such Borrower, and each Loan shall mature, on the earlier of (a) the date that is 30 calendar days after the date such Loan was made and (b) the Commitment Termination Date.

           Section 3.2 Interest.

     (a) Each Borrower hereby promises severally and unconditionally, but neither jointly nor jointly and severally, to pay to the Administrative Agent for the account of each Bank interest on the unpaid principal amount of each
Loan (which, for purposes of this SECTION 3.2, shall include each Swing Line
Loan) made by such Bank to such Borrower, for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate equal to the Federal Funds Rate (as in effect from tune to time) PLUS the
Applicable Margin.

     (b) Notwithstanding the foregoing, each Borrower hereby promises to pay to the Administrative Agent for the account of each Bank interest at the
Post-Default Rate on any principal of any Loan made by such Bank to such
Borrower and on any other amount payable by such Borrower in respect of such
Loan hereunder or under the applicable Note held by such Bank to or for account of such Bank, that shall not be paid to the Administrative Agent for the benefit of the Banks in full when due (whether at stated maturity, by acceleration, by mandatory

A/72335952.4                       17

prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

     (c) Accrued interest on each Loan shall be payable in arrears upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid); except that interest payable at the Post-Default Rate pursuant to
SECTION 3.2(B) hereof shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks.

SECTION 4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

           Section 4.1 Payments.

     (a) All payments of principal, interest and other amounts to be made by a
Borrower under this Agreement and the Notes, shall be made in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by a Borrower under this Agreement and the Notes shall be made to the
Administrative Agent (Account No. 1366212250600, or any other account designated by the Administrative Agent), not later than 2:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day), PROVIDED that if a new Loan to a Borrower is to be made by any Bank on a date such Borrower is to repay any principal of an outstanding Loan made by such
Bank to such Borrower, such Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Bank to the Administrative Agent as provided in
SECTION 2.2 hereof or paid by such Borrower to the Administrative Agent pursuant to this SECTION 4.1 as the case may be.

     (b) Each Borrower shall, at the time of making each payment under this
Agreement or any Note for the account of any Bank, specify to the Administrative
Agent (which shall so notify the intended recipient(s) thereof) the identity of such Borrower, the Loans or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the
Administrative Agent may distribute such payment for account of such Borrower to the Banks for application in such manner as it or the Majority Banks, subject to
SECTION 4.2 hereof, may determine to be appropriate).

     (c) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such
Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

     (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

A/72335952.4                       18

               Section 4.2 Pro Rata Treatment.

Except to the extent otherwise provided herein:

     (a) Each borrowing from the Banks under SECTION 2.1 hereof shall be made from the Banks pro rata according to the amounts of their respective unutilized
Commitments.

     (b) Each payment of commitment fee under SECTION 2.4 hereof shall be made to the account of the Banks pro rata according to the amounts of their respective unutilized Commitments.

     (c) Each termination or reduction of the amount of Commitments under
Section 2.3 hereof shall be applied to the respective Commitments of the Banks pro rata according to the amounts of their respective Commitments.

     (d) Each payment or prepayment of principal of Loans by a Borrower shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and

     (e) Each payment of interest on Loans by a Borrower shall be made for account of the Banks pro rata in accordance with the amounts of interest on such
Loans then due and payable to the respective Banks.

               Section 4.3 Computations.

     (a) Interest on Loans and commitment fees shall be computed on the basis of a 360-day year for the actual days elapsed.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Banks in the absence of manifest error. The Administrative
Agent shall, at the request of a Borrower deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to SECTION 3.2 hereof.

               Section 4.4 Minimum Amounts.

Each borrowing shall be in an aggregate amount at least equal to $500,000 or a larger integral multiple of $100,000. Each partial prepayment of principal of
Loans shall be in an aggregate amount at least equal to $100,000 or a larger integral multiple of $100,000.

               Section 4.5 Certain Notices.

     (a) Notices by a Borrower to the Administrative Agent of borrowings and optional prepayments of Loans shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 12:00 noon New York time on the date of the relevant borrowing or prepayment. Each such notice of borrowing or optional prepayment shall be signed

A/72335952.4                       19

by an authorized officer, shall be submitted to the Administrative Agent via fax at the number specified on Schedule II (or such other number as the
Administrative Agent shall instruct the Borrower in writing) and by the time specified in this Section 4.5(a) and shall specify the Borrower for whose benefit such borrowing or prepayment, or on whose behalf such borrowing or prepayment is to be made1, the Loans to be borrowed or prepaid and the amount
(subject to SECTION 4.4 hereof) of each Loan to be borrowed or prepaid and the date of borrowing or optional prepayment (which shall be a Business Day).

     (b) Notices by a Borrower to the Administrative Agent of terminations or reductions of the Commitments shall be irrevocable and shall be effective only if received in a timely manner, as set forth in SECTION 2.3(B) hereof, by the
Administrative Agent. Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced.

     (c) The Administrative Agent shall promptly notify the Banks of the contents of each such notice.

               Section 4.6 Non-Receipt of Funds by the Administrative Agent.

Unless the Administrative Agent shall have been notified by a Bank or a Borrower
(the "PAYOR") prior to the date on which the Payor is to make payment to the
Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of a Borrower) a payment to the
Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required
Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption
(but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the
Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon (such interest to be, in the case of a Bank, the
Federal Funds Rate and, in the case of a Borrower, as set forth in SECTION
3.2(A) hereof) in respect of each day during the period commencing on the date
(the "Advance Date") such amount was so made available by the Administrative
Agent until the date the Administrative Agent recovers such amount and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the
Payor shall return the Required Payment to the Administrative Agent within three
Business Days of the Advance Date, then, retroactively to the Advance Date, the
Payor and the recipient(s) shall each be obligated to pay interest on the
Required Payment as follows:

     (a) If the Required Payment shall represent a payment to be made by a
Borrower to the Banks, such Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the
Required Payment at the Post-Default Rate (without duplication of the obligation of such Borrower under SECTION 3.2 hereof to pay interest on the Required
Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation

A/72335952.4                       20

of such Borrower under said SECTION 3.2 to pay interest at the Post-Default Rate in respect of the Required Payment; and

     (b) If the Required Payment shall represent proceeds of a Loan to be made by the Banks to a Borrower, such Borrower and the Payor shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required
Payment pursuant to the rate specified in Section 3.2 hereof (without duplication of the obligation of such Borrower under SECTION 3.2 hereof to pay interest on the Required Payment), it being understood that the return by such
Borrower of the Required Payment to the Administrative Agent shall not limit any claim such Borrower may have against the Payor in respect of such Required
Payment.

               Section 4.7 Sharing of Payments, Etc.

     (a) Each Fund agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each
Bank shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, fine or demand, provisional or final), or other indebtedness, held by it for the credit or account of a Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans to such Borrower or any other amount payable by such Borrower to such Bank hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Borrower), in which case it shall promptly notify such Borrower and the Administrative Agent thereof, PROVIDED that such Bank's failure to give such notice shall not affect the validity thereof.

     (b) If any Bank shall obtain from a Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this
Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative
Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans made to such Borrower or such other amounts then due to such Bank hereunder by such Borrower than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) such Loans or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rate in accordance with the unpaid principal of and/or interest on such Loans or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

     (c) Each Fund agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation (or direct interest).

A/72335952.4                       21

     (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of a Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this SECTION 4.7 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this SECTION 4.7 to share in the benefits of any recovery on such secured claim.

               Section 4.8 Requirements of Law.

     (a) If any Bank shall have determined that the adoption of or any change in any applicable law, rule, or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by such
Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank, or comparable authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount determined by such Bank, in its reasonable discretion, to be material, then from time to time, each Borrower shall promptly pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (b) If any Bank becomes entitled to claim any additional amounts pursuant to this SECTION 4.8, it shall promptly notify the Borrowers (with a copy to the
Administrative Agent) of the event by reason of which it has become so entitled by providing a certificate setting forth in reasonable detail the basis for the claim for additional amounts, the amounts required to be paid by the Borrowers to such Bank, and the computations made by such Bank to determine the amounts;
PROVIDED that such Bank shall not be required to disclose any confidential information. Such certificate as to any additional amounts payable pursuant to this SECTION 4.8(B) submitted by such Bank to the Borrowers (with a copy to the
Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this SECTION 4.8 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. No
Borrower shall be responsible to compensate such Bank for additional amounts attributable to another Borrower's Loans,

     (c) Failure or delay on the part of any Bank to demand compensation pursuant to this SECTION 4.8 shall not constitute a waiver of such Bank's right to demand such compensation; PROVIDED that the Borrowers shall not be required to compensate a Bank pursuant to this SECTION 4.8 for any increased costs or reductions incurred more than 270 days prior to the date that such Bank notifies the Borrower of the change in the applicable law, rule, or regulation giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefore; PROVIDED FURTHER that, if the change in the applicable law, rule, or regulation giving rise to such increased costs or reductions is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof.

A/72335952.4                       22

SECTION 5. U.S. TAXES.

     (a) All payments made by any Borrower under this Agreement or any Note shall be made free and clear of, and without deduction or withholding for or on account of, any resent or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding all present and future income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Bank as a result of a present or former connection between the Administrative Agent or such Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded
Taxes") are required to be withheld from any amounts payable to the
Administrative Agent or any Bank hereunder or under any Note, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified on this Agreement, PROVIDED,
HOWEVER, that a Borrower shall not be required to increase any such amounts payable to arty Bank that is not organized under the laws of the U.S. or a state thereof if such Bank falls to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter, such Borrower shall send to the Administrative
Agent for its own account or for the account of such Bank. as the case may be. a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (b) Each Bank that is not incorporated under the laws of the U.S. or a state thereof shall:

     (i)  deliver to the Investment Adviser and the Administrative Agent (A) two
          duly completed copies of U.S. Internal Revenue Service Form 1001 or
          4224, or successor applicable form, as the case may be, and (B) and
          Internal Revenue Service From W4 or W-9, or successor applicable form, as the case may be;

     (ii) deliver to the Investment Adviser and the Administrative Agent two
          further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Investment Adviser; and

A/72335952.4                       23

     (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Investment
          Adviser or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Investment Adviser and the
Administrative Agent. Such Bank shall certify (A) in the case of a Form 1001 or
4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes and (B) in the case of a Form W-8 or W-9, that it is entitled to an exemption from U.S. backup withholding tax. Each Person that shall be subject to an assignment or participation pursuant to SECTION 11.6 hereof shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this SECTION 5, provided that in the case of a Person subject to a participation, such Person shall furnish all required forms and statements to the Bank from which the related participation shall have been purchased.

     (c) If any Bank shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Non-Excluded Taxes actually paid to or on behalf of such Bank by a Borrower (a "Tax Credit"), such
Bank shall promptly pay to such Borrower the amount so received with respect to the Tax Credit if such Tax Credit is not received by such Bank in the form of cash, such Bank shall pay the amount of such Tax Credit not later than the time prescribed by applicable law for filing the return (including extensions of time) for such Bank's taxable period which includes the period in which such
Bank receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by a Bunk to a Borrower pursuant to this clause (c)
shall not exceed the actual amount of cash refunded to, or credits received and usable (in accordance with the actual practices then in use by such Bank) by, such Bank from a taxing authority. In determining the amount of any Tax Credit, a Bank may use such apportionments and attribution rules as such bank customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. Each
Borrower further agrees promptly to return to a Bank the amount paid to such
Borrower with respect to a Tax Credit by such Bank if such Bank is caused to repay, or is determined to be ineligible for, a Tax Credit for such amount and agrees that (i) neither the Administrative Agent nor any Bank shall be obligated to provide such Borrower with details of the tax position of the Administrative
Agent or such Bank (as the case may be) and (ii) such Borrower shall have no tight to inspect any records (including tax returns) of the Administrative Agent or such Bank (as the case may be).

SECTION 6. CONDITIONS PRECEDENT.

           Section 6.1 Initial Loan.

The obligation of any Bank to make its initial Loan hereunder is subject to the conditions precedent (which conditions precedent apply to and shall be satisfied by the Borrowers severally) that the Administrative Agent shall have received the following documents (with, in the case of

A/72335952.4                       24

clauses (a), (b), (c), (d), and (e) below, sufficient counterparts or copies, as the case may be, for each Bank), each of which shall be satisfactory to the
Administrative Agent and each Bank in form and substance:

     (a) RELATED AGREEMENTS. (i) True and correct copies, certified as to authenticity by each Fund, of the most recent Prospectus for each Borrower, the current registration statement for each Borrower, the most recent annual and semi-annual financial reports for each Borrower, (ii) true and correct copies, certified as to authenticity by each Fund, of the Shareholder Services Agreement for each Borrower, the Custody Agreement for each Borrower, the Distribution
Agreement for each Borrower, and the Investment Management Agreement of each
Fund in which the assets of each Borrower are invested, and (iii) such other documents or instruments as may be reasonably requested by the Administrative
Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Borrower may be a party.

     (b) CORPORATE DOCUMENTS. Certified copies of the charter and by-laws (or equivalent documents) of each Fund and of all corporate authority for each Fund
(including, without limitation, board of director resolutions) with respect to the execution, delivery and performance of this Agreement and the Notes and each other document to be delivered by each Fund from time to time in connection herewith and the Loans hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from each Fund to the contrary).

     (c) INCUMBENCY CERTIFICATE. A certificate of each Fund, dated the Closing
Date, as to the incumbency and signature of the officers of such Fund executing this Agreement or any Notes executed by the Secretary or any Assistant Secretary of such Fund, satisfactory in form and substance to the Administrative Agent.

     (d) OPINION OF COUNSEL TO THE FUNDS. An opinion, dated the date hereof, of
Christopher E. Atteberry, Vice President and Associate General Counsel of
American Century Services, LLC, counsel to the Funds and each Borrower, substantially in the form of EXHIBIT 6.1(B) (and the Funds and each Borrower hereby instruct such counsel to deliver such opinion to the Banks and the
Administrative Agent).

     (e) CREDIT AGREEMENT. Executed copies of this Agreement and all related documents in form and substance reasonably satisfactory to each Bank.

     (f) NOTES. If requested pursuant to SECTION 2.7(A) hereof, the Notes, duly completed and executed for each Bank.

     (g) OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Bank or special New York counsel to the Administrative Agent may reasonably request.

The obligation of any Bank to make its initial Loan hereunder is also subject to the payment by the Funds of such fees as the Funds shall have agreed to pay or deliver to any Bank or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Bingham
McCutchen LLP, special New York counsel to the Administrative

A/72335952.4                       25

Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the
Funds). The Funds shall allocate such fees and expenses among the Borrowers pro rata according to their respective Net Asset Values as at the date on which such fees and expenses are paid or otherwise in compliance with law.

Without limiting the generality of the provisions of the last paragraph of
SECTION 10.3, for purposes of determining compliance with the conditions specified in this SECTION 6.1, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Closing Date specifying its objection thereto.

          Section 6.2 Initial and Subsequent Loans.

The obligation of the Banks to make any Loan to a Borrower upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that both immediately prior to the making of such
Loan and also after giving effect thereto and to the intended use thereof:

     (a) no Default shall have occurred and be continuing;

     (b) the representations and warranties made by each Fund on behalf of itself and each Borrower in SECTION 7 hereof shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date as of such specific date);

     (c) the Banks shall be satisfied that the Loans and the use of proceeds thereof in respect of each Borrower comply in all respects with Regulation U. To the extent required by Regulation U, the Administrative Agent shall have received a copy of either (i) FR Form U-1, duly executed and delivered by each
Fund on behalf of each Borrower and completed for delivery to each Bank, in form acceptable to the Administrative Agent, or (ii)a current list of "margin stock"
(as defined in Regulation U) from each Borrower, in form acceptable to the
Administrative Agent and in compliance with Section 21.3(c)(2) of Regulation U;
and

     (d) (i) Asset Coverage Ratio of at least 300% of any Borrower and an "asset coverage" (as provided by and in accordance with the Investment Company Act, it being understood that "total assets," as used in the Investment Company Act shall not include any encumbered assets of a Borrower) ratio of any Borrower of at least 300%; and (ii) borrowing limits in such Borrower's Prospectus are not exceeded.

Each notice of borrowing by a Fund on behalf of itself or a Borrower hereunder shall constitute a certification by such Fund to the effect set forth in the preceding sentence (both as of the date of such notice and. unless such Fund otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

A/72335952.4                       26

SECTION 7. REPRESENTATIONS AND WARRANTIES.

Each Fund, on behalf of itself and each Borrower, hereby represents and warrants to the Administrative Agent and the Banks that (it being agreed that each Fund represents and warrants only to matters with respect to itself and each Borrower that is apart of such Fund, and each Borrower represents only to matters with respect to itself):

          Section 7.1 Corporate Existence; Compliance with Law.

Each Fund: (a) is a corporation or business trust, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, (c) is qualified to do business and is in good standing in all jurisdictions where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect; (d) has no
Subsidiaries; and (e) is in compliance of all laws, including, but not limited to, the Investment Company Act and the Securities Act of 1933, as amended.

          Section 7.2 Investment Company.

     (a) Each Fund is registered with the Commission under the Investment
Company Act as an open-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

     (b) Each Borrower is in substantial compliance with all investment objectives. policies, restrictions and limitations set forth or incorporated by reference in the Prospectus and applicable to such Borrower.

     (c) The Investment Adviser is the primary investment adviser to each
Borrower and Fund and, to the best knowledge of each Fund, the Investment
Adviser is duly registered as an investment adviser under the Advisers Act.

          Section 7.3 Permission to Borrow.

Each Borrower is permitted to borrow hereunder pursuant to the limits and restrictions set forth in its Prospectus.

          Section 7.4 Financial Condition.

For each Borrower, the statement of assets and liabilities as of such Borrower's most recently ended fiscal year for which annual reports have been prepared and the related statements of operations and of changes in net assets for the fiscal year ended on such date, copies of which financial statements, certified by the independent public accountants for each Borrower, or the Fund acting on behalf of each such Borrower, as the case may be, have heretofore been delivered to each Bank, fairly present, in all material respects, the financial position of such Borrower as of

A/72335952.4                       27

such date and the results of its operations for such period, in conformity with
GAAP (as consistently applied).

          Section 7.5 Litigation.

There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Fund or any Borrower) threatened against that Fund or Borrower (a) with respect to this Agreement and each of the Notes or any of the transactions contemplated hereby or thereby, or (b) that, if adversely determined could
(either individually or in the aggregate) have a Material Adverse Effect.

          Section 7.6 No Default.

No Default or Event of Default has occurred and is continuing.

          Section 7.7 No Breach.

None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Fund, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which any Fund is a party or by which it or any of its or any Borrower's
Property is bound or to which it is subject, or constitute a default under any such agreement or instrument.

          Section 7.8 Action.

Each Fund has all necessary corporate or trust power, as the case may be, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Notes and to borrow hereunder; the execution, delivery and performance by each Fund of this Agreement and the Notes and the ability to borrow hereunder have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals);
and this Agreement has been duly and validly executed and delivered by each Fund and constitutes, and each of the Notes when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable against each Fund in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 7.9 Approvals.

No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by each Fund of this Agreement or the Notes or for the legality, validity or enforceability hereof or thereof.

A/72335952.4                       28

          Section 7.10 Use of Credit.

No part of the proceeds of any Loan hereunder will be used in a manner that violates Regulation U.

          Section 7.11 ERISA.

No Fund has any ERISA Affiliates or has had any ERISA Affiliates at any time. No
Fund maintains, contributes to or participates in, nor at any time has any Fund maintained, contributed to or participated in, any Plan or Multiemployer Plan.

          Section 7.12 Taxes.

Each Fund and each Borrower have filed all Federal income returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by a
Fund or any such Borrower. The charges, accruals and reserves on the books of each Fund in respect of taxes and other governmental charges are, in the opinion of each Fund, adequate. No Fund has given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

          Section 7.13 True and Complete Disclosure.

No Prospectus, as of the date thereof, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of each such Prospectus, there has not been any change that would require a Fund to supplement or amend its Prospectus.

          Section 7.14 Accuracy of Information.

All factual information heretofore or contemporaneously furnished by or on behalf of each Fund and each Borrower in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Administrative Agent or such Bank)
is, and all other such factual information hereafter furnished by or on behalf of each Fund and each Borrower to the Administrative Agent or any Bank (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Administrative Agent or such Bank) will be, true and accurate in every material respect on the date as of which such information is dated or certified, and to the extent such information was furnished to the
Administrative Agent or such Bank heretofore or contemporaneously, as of the date of execution and delivery of this Agreement by the Administrative Agent or such Bank, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

          Section 7.15 Indebtedness.

A/72335952.4                       29

As of the date hereof, neither any Fund nor any Borrower has any Indebtedness other than (a) current liabilities consisting of expenses payable and payables for securities purchased and (b) obligations under Financial Contracts.

          Section 7.16 Property and Liens.

No Lien exists upon any Property of any Fund except for Liens permitted by
SECTION 8.8 hereof.

          Section 7.17 Blue Sky Registrations.

There are in full force and effect orders of effective securities registration for the securities of each Borrower in each state in which such securities are sold or are offered for sale and required to be so registered.

          Section 7.18 Federal Regulations.

If requested by any Bank or the Administrative Agent from time to time, each of the Funds and each Borrower will furnish to the Administrative Agent and each
Bank a statement and current list of the assets of each Borrower in conformity with the requirements of FR Form U-1 referred to in said Regulation U. Other than the furnishing of such statement and such list, no filing or other action is required under the provision of Regulations T, U or X in connection with the execution and delivery of the Agreement and the making of the Loans hereunder.

          Section 7.19 Apportionment Among Funds.

Borrowings of Loans by a Fund for the benefit of any Borrower will be allocated by such Fund among the Borrowers on a fair and equitable basis not in violation of applicable law and in accordance with the procedures established prior to the date of this Agreement by the board of directors of the Fund, as such procedures may be amended from time to time.

          Section 7.20 No Material Adverse Change.

For each Borrower, since the date of the statement of assets and liabilities for the most recently ended fiscal year for which annual reports have been prepared for such Borrower, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect with respect to such
Borrower.

SECTION 8. COVENANTS OF THE FUNDS.

     Each Fund for itself and each Borrower for itself hereby covenants and agrees with the Banks and the Administrative Agent that, so long as any
Commitment or Loan is outstanding to it or (in the case of any Fund) any
Borrower that is a part of such Fund and until payment in full of all amounts payable by it or (in the case of any Fund) any Borrower that is a part of such
Fund hereunder (it being agreed that each Fund covenants only to matters with respect to itself and

A/72335952.4                       30

each Borrower that is a part of such Fund, and each Borrower covenants only to matters with respect to itself):

               Section 8.1 Financial Statements.

Each Fund or Borrower, as applicable, shall deliver to the Administrative Agent
(with copies for each Bank):

     (a) as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, a statement of assets and liabilities of that
Borrower as of the end of such fiscal year, a statement of operations for such fiscal year, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a portfolio of investments as of the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with GAAP (as consistently applied) and all regulatory requirements, and all presented in a manner acceptable to the Securities and Exchange
Commission or any successor or analogous Governmental Authority and acceptable to PricewaterhouseCoopers LLP, Deloitte & Touche LLP, or any other independent certified public accountants of recognized standing;

     (b) as soon as available and in any event within 60 days after the close of the first six-month period of each fiscal year of such Borrower, a statement of assets and liabilities as of the end of such six-month period, a statement of operations for such six-month period, a statement of changes in net assets for such six-month period and a portfolio of investments as of the end of such six-month period, all prepared in accordance with regulatory requirements and all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP (as consistently applied) and consistency by a Responsible
Officer; and

     (c) promptly upon the request of any Bank and as soon as available after the end of each fiscal quarter of each Borrower, the net asset value sheet of such Borrower as of the end such quarter, in the form and detail similar to those customarily prepared by each of the Fund's management for internal use and reasonably satisfactory to the Administrative Agent, certified by a Responsible
Officer as being fairly stated in all material respects; PROVIDED, HOWEVER, that if any Borrower has Loans outstanding, such Borrower shall provide each Bank with (i) such net asset value sheet described above in this SECTION 8.1 and (ii)
a certificate of a Responsible Officer showing in reasonable detail the calculations supporting such Borrower's compliance with SECTION 6.2(D) hereof, within three Business Days after the end of each calendar week so long as any
Loans to such Borrower remain outstanding;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

               Section 8.2 Certificates; Other Information.

Each Fund or Borrower, as applicable, shall deliver to the Administrative Agent
(with copies for each Bank):

A/72335952.4                       31

     (a) concurrently with the delivery of the financial statements referred to in SECTIONS 8.1(A) and (B), and, in addition, not later than ten days after the last Business Day of each March, June, September and December, a certificate of a Responsible Officer stating that (i) to the best of such Responsible Officer's knowledge, such Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this
Agreement and the Notes to be observed, performed or satisfied by it, and (ii)
no Default or Event of Default has occurred and is continuing except as specified in such certificate;

     (b) within five days after the same are sent, copies of all financial statements and reports which each Borrower generally sends to its investors, and within five Business Days after the same are filed, copies of all financial statements and material reports which each Borrower may make to or file with, the Securities and Exchange Commission or any successor or analogous
Governmental Authority; provided that the foregoing may be delivered electronically to the Administrative Agent and, if so delivered, the
Administrative Agent shall make the same available to the Lenders via Intralinks
(or similar internet medium); and

     (c) promptly, such additional financial and other information as any Bank may from time to time reasonably request, including, but not limited to, copies of all changes to the Prospectus and registration statement which would require the filing of a Prospectus supplement with the Commission.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or an
Arranger will make available to the Banks materials and/or information provided by or on behalf of a Borrower hereunder (collectively, "BORROWER MATERIALS") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "PLATFORM") and (b) certain of the Banks (each, a "PUBLIC LENDER")
may have personnel who do not wish to receive material non-public information with respect to a Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons' securities. Each
Borrower hereby agrees that so long as such Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w)
all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," such Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Banks to treat such
Borrower Materials as not containing any material non-public information with respect to such Borrower or its securities for purposes of United States Federal and state securities laws (PROVIDED, HOWEVER, that to the extent such Borrower
Materials constitute Information, they shall be treated as set forth in SECTION
11.12); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and
(z) the Administrative Agent and any Arranger shall be entitled to treat any
Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."
Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials "PUBLIC."

A/72335952.4                       32

               Section 8.3 Notices.

Each Fund or Borrower, as the case may be, shall promptly give notice to the
Administrative Agent and each Bank of:

     (a) the occurrence of any Default or Event of Default with respect to such
Borrower;

     (b) any (i) default or event of default under any Contractual Obligation of such Borrower or such Fund or (ii) litigation, investigation or proceeding which may exist at any time between any Fund and/or any Borrower and any Governmental
Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

     (c) any litigation or proceeding affecting such Borrower in which the amount reasonably determined to be at risk is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

     (d) any change in any of the parties to any Custody Agreement relating to any Fund;

     (e) any material change in such Borrower's Prospectus or registration statement; and

     (f) any development or event which could reasonably be expected to have a
Material Adverse Effect on any such Borrower.

Each notice pursuant to this subsection shall be accompanied by a statement of a
Responsible Officer setting forth details of the occurrence referred to therein and stating what action such Fund or such Borrower proposes to take with respect thereto.

               Section 8.4 Existence, Etc.

Each Fund will:

     (a) preserve and maintain its legal existence and all of its (and each
Borrower's) material rights, privileges, licenses and franchises;

     (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including, without limitation, the Investment Company Act and all rules and regulations promulgated thereunder, and Regulations U and X and other applicable regulations of the
Board of Governors of the Federal Reserve System) if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect;

     (c) pay and discharge, on its own behalf and on behalf of each Borrower, all material taxes, assessments and governmental charges or levies imposed on the income, profits or Property of it or of such Borrower prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

A/72335952.4                       33

     (d) pay and discharge, on its own behalf and on the behalf of each
Borrower, at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower, as the case may be, or (ii) the lack of timely payment thereof could not reasonably be expected to have a Material
Adverse Effect;

     (e) preserve and maintain its status as a registered, open-end management investment company under the Investment Company Act,

     (f) maintain at all times its current primary custodians responsible for the safekeeping of portfolio securities, unless the prior written consent of the
Banks has been obtained, PROVIDED, that such consent is not required (i) of any
Bank which is also such primary custodian, or (ii) for a Borrower to change its primary custodian to a bank or trust company organized under the laws of the
United States or a political subdivision thereof having assets of at least
$10,000,000,000 and a long-term debt or deposit rating of at least A from
Standard & Poor's Ratings Group or A2 from Moody's Investor Services, Inc.;

     (g) keep, and cause each of the Borrowers to keep, adequate records and books of account, keep, and cause each of the Borrowers to keep, adequate records and books which complete entries will be made in accordance with GAAP and the Investment Company Act and regulations promulgated thereunder reflecting all financial transactions of each Fund and each Borrower;

     (h) cause each Borrower to comply in all material respects with all investment objectives, policies, restrictions and limitations set forth or incorporated by reference in the Prospectus and applicable to such Borrower; and

     (i) permit representatives of (i) the Administrative Agent, upon its own discretion or at the reasonable request of any Bank, and (ii) upon the occurrence and during the continuance of an Event of Default, any Bank to visit and inspect any of such Borrower's properties and examine and make abstracts from any of its books and records during normal business hours and to discuss the business, operations, properties, and financial and other condition of such
Borrower with officers and employees of such Borrower and with its independent certified public accountants; PROVIDED, that, unless a Default or an Event of
Default shall have occurred and be continuing, the Administrative Agent shall provide the Borrowers with five Business Days' prior notice of such visit and shall only conduct such visit once a year.

               Section 8.5 Use of Proceeds.

A Fund will use the proceeds of the Loans made hereunder for the benefit of any
Borrower solely to finance temporarily the repurchase or redemption of shares of such Borrower at the request of the holders of such shares, pending the orderly sale of portfolio securities held by such Borrower, in compliance with all applicable legal and regulatory requirements, including, without limitation,
Regulations U and X, the Securities Act of 1933, as amended, and the Securities
Exchange Act of 1934, as amended, and the respective rules and regulations promulgated thereunder provided that neither the Administrative Agent nor any
Bank shall have

A/72335952.4                       34

any responsibility as to the use of any of such proceeds.

               Section 8.6 Insurance.

Each Fund will keep insured by financially sound and reputable insurers all
Property of character usually insured by investment companies engaged in the same or similar business against loss or damage of the kinds and in the amounts required to be maintained by the Funds pursuant to Section 17(g) of the
Investment Company Act and Rule 17g-1 promulgated thereunder.

               Section 8.7 Prohibition of Fundamental Changes.

Each Fund will not and will not permit any Borrower to:

     (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) (a "MERGER");

     (b) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person (an "ACQUISITION") except for purchases of Property in the ordinary course of business and securities purchased for account of the Borrowers and not in violation of the terms and conditions of this Agreement (including, without limitation, SECTION 8.4(F) hereof);

     (c) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions (a "TRANSFER"), all or a substantial part of its business or Property, whether now owned or hereafter acquired except for assets and securities sold or disposed of in the ordinary course of business, including purchase and sale transactions performed under rule 17a-7 of the Investment Company Act;

     (d) have any Subsidiaries;

     (e) maintain, contribute to or participate in any Plan or Multiemployer
Plan or

     (f) change or modify in any material respect any fundamental investment objective, policy or investment restriction or limitation of such Borrower described in its Prospectus.

Notwithstanding the foregoing clauses (a), (b) and (c) of this SECTION 8.7, a
Fund may consummate a Merger, an Acquisition or a Transfer with a Specified
Existing Fund Affiliate PROVIDED that:

     (i)  no Default shall have occurred and be continuing at the time of such
          Merger, Acquisition or Transfer or would result therefrom,

     (ii) in connection with such Merger, Acquisition or Transfer, such Fund shall deliver to the Administrative Agent a certificate of a senior officer of such Fund stating that the Asset Coverage Ratio of each
          Borrower shall not be reduced as a result thereof,

A/72335952.4                       35

     (iii) the Merger. Acquisition or Transfer is with another Borrower and the
          Investment Adviser is the investment manager to the entity surviving such Merger, Acquisition or Transfer, and

     (iv) the Administrative Agent shall have received an opinion of counsel for such Fund, satisfactory to the Administrative Agent in form and substance, as to such Merger, Acquisition or Transfer being in compliance with the terms of this Agreement.

          Section 8.8 Limitations on Liens.

No Fund will, nor will a Fund permit any Borrower to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

     (a) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Borrower in accordance with GAAP;

     (b) Liens created pursuant to a Custody Agreement, and

     (c) Liens securing indebtedness permitted under SECTION 8.9 hereof and any other Liens created, incurred, assumed or suffered to exist in compliance with the Prospectus of such Borrower which are not otherwise prohibited, and for which the Administrative Agent has been given prior written notice.

          Section 8.9 Indebtedness.

A Fund will not, nor will it permit any Borrower to, create, incur or suffer to exist any Indebtedness except (a) Indebtedness to the Banks hereunder, (b)
obligations under Financial Contracts and (c) Indebtedness to the custodian under its Custody Agreement(s) for overdraft charges incurred in the ordinary course of business.

          Section 8.10 Dividend Payments.

A Fund will not, and will not permit any Borrower to, declare or make any
Dividend Payment at any time if, either before or after giving effect thereto,
(a) a Default shall have occurred and be continuing (pROVIDED that, unless any amounts payable hereunder have been declared due and payable pursuant to SECTION
9 hereof, nothing contained in this clause (a) shall limit the ability of any
Borrower to distribute each year all of its net Investment income (including net realized capital gains) so that it not be subject to tax (including corporate and/or excise taxes) under the Code) or (b) such Dividend Payment would be in violation of the Investment Company Act.

          Section 8.11 Asset Coverage; Borrowing Limits.

A Fund will not permit (i) the Asset Coverage Ratio for any Borrower to be less than 300% at any time, and will not permit the "asset coverage" (as defined in the Investment Company Act)

A/72335952.4                       36

ratio for any Borrower to be less than 300% at any time, it being understood that "total assets," as used in the definition of "asset coverage" in the
Investment Company Act shall not include any encumbered assets of such Borrower, or (ii) any Borrower to violate the limits on borrowing as set forth in such
Borrower's Prospectus.

          Section 8.12 Lines of Business.

No Fund will engage in any line or lines of business activity other than that of an open-end management investment company.

          Section 8.13 Modifications of Certain Documents.

Unless as otherwise required by law, without the prior consent of the
Administrative Agent (with the approval of the Majority Banks), such consent and approval not to be unreasonably withheld, no Borrower will consent to any modification, supplement or waiver of any of the provisions of (a) its Articles of Incorporation, (b) its By-Laws or (c) its Custody Agreement.

          SECTION 9. EVENTS OF DEFAULT.

     If one or more of the following events (herein called "EVENTS OF DEFAULT")
shall occur and be continuing:

     (a) A Fund or Borrower shall (i) default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of any Loan or (b) default in the payment when due of any interest on any Loan, any fee or any other amount payable by it hereunder and such default shall have continued unremedied for three or more days; or

     (b) A Fund or Borrower shall default in the payment when due (after any applicable grace period), under any Financial Contract, of any amount aggregating 5% or more of such Borrower's or such Fund's net assets; or any event specified in any Financial Contract shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating 5%
or more of such Borrower's or such Fund's net assets to become due; or

     (c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by a Borrower, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

     (d) A Fund or Borrower shall default in the performance of any of its obligations under any of SECTIONS 8.3(A) and 8.7 through 8.13 hereof; or such
Fund or Borrower shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of thirty or more days after notice thereof to such Fund or Borrower by the Administrative Agent or any Bank (through the Administrative Agent); or

     (e) A Fund or a Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

A/72335952.4                       37

     (f) A Fund or a Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fall to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

     (g) A proceeding of law shall be commenced, without the application or consent of a Fund or a Borrower, in any Court of competent jurisdiction, seeking
(i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Borrower or of all or any substantial part of its Property or (iii) similar relief in respect of such Fund or Borrower under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or art order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such Fund or Borrower shall be entered in an involuntary case under the Bankruptcy Code; or

     (h) A final judgment or judgments for the payment of money in an amount in excess of 5% or more of such Borrower's or such Fund's net assets shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or Fund and the same shall not be discharged
(or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured within 60 days from the date of entry thereof and such Borrower or Fund shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (i) Except as expressly permitted by Section 8.7 hereof, any Person, or related Persons constituting a "group" for purposes of Section 13(d) of the
Securities Exchange Act of 1934, as amended, (other than a Specified Existing
Fund Affiliate) shall have acquired beneficial ownership, directly or indirectly, of more than 33% of the outstanding voting stock of a Fund or a
Borrower, or

     (j) Any Person, or related Persons constituting a "group" for purposes of
Section 13(d) of the Securities Exchange Act of 1934, as amended, (other than a
Specified Existing Investment Adviser Affiliate) shall have acquired beneficial ownership, directly or indirectly, of more than 33% of the outstanding voting stock or other ownership interests of the Investment Adviser; or

     (k) A Fund or a Borrower's registration under the Investment Company Act shall lapse or be suspended (or proceedings for such purpose shall have been instituted); or

A/72335952.4                       38

     (l) A Fund or a Borrower shall fail to comply with the Investment Company
Act in a manner which could be reasonably expected to have a Material Adverse
Effect; or

     (m) A Borrower shall fail to comply with its investment policies and restrictions as set forth in its Prospectus in a manner which could be reasonably expected to have a Material Adverse Effect; or

     (n) unless consented to by the Banks, the Investment Adviser or an
Investment Adviser Affiliate shall cease to act as the sole investment adviser to a Fund or a Borrower, or the Investment Adviser shall cease to be registered as an investment adviser under the Advisers Act; or

     (o) since the date of the statement of assets and liabilities for the most recently ended fiscal year for which such annual reports have been prepared for a Borrower, there has been a development or event which has had or could reasonably be expected to have a Material Adverse Effect with respect to such
Borrower;

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (f) or (g) of this SECTION 9 with respect to a Borrower, the
Administrative Agent may and, upon request of the Majority Banks, will, by notice to such Borrower, terminate the Commitments and/or declare the principal amount than outstanding of, and the accrued interest on, the Loans and all other amounts payable by such Borrower hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by such Borrower; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this
SECTION 9 with respect to a Borrower, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by such Borrower hereunder and under the Notes shall automatically become immediately due and payable without presentment demand, protest or other formalities of any kind, all of which are hereby expressly waived by such Borrower.

Notwithstanding any other provision herein to the contrary, Defaults and Events of Default shall have the following results:

     (i)  a Default or Event of Default with respect to one Borrower shall not constitute a Default or Event of Default to any other Borrower;

     (ii) except as set forth in clause (iii) below, a Default or Event of
          Default with respect to a Fund acting on behalf of one or more
          Borrowers shall constitute a Default or Event of Default, as the case may be, only to the Borrower or Borrowers implicated in, or affected by, the act or omission causing such Default or Event of Default;

     (iii) a Fund Default or Fund Event of Default with respect to a Fund acting on behalf of one or more Borrowers shall constitute a Default or Event of Default, as the case may be, to each Borrower issued by such Fund for which such Fund Default or Fund Event of Default may in the reasonable

A/72335952.4                       39

discretion of the Administrative Agreement be reasonably expected to have a
Material Adverse Effect on each such Borrower's ability to perform its obligations under this Agreement and the Notes; and

     (iv) an Event of Default of the type described in paragraph (n) of this
          SECTION 9 shall constitute an Event of Default to all Borrowers.

"FUND EVENT OF DEFAULT" shall mean an Event of Default with respect to a Fund
(A) of any of the types described in paragraphs (b), (f), (g), (h) or (k) of this SECTION 9, or (B) arising from such Fund's failure to comply with the covenants set forth in SECTIONS 8.3, 8.4 and 8.5 hereof. "FUND DEFAULT" shall mean any of the covenants giving rise to Fund Events of Default, whether or any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

If a Fund is organized as a business trust, the parties hereto acknowledge and agree that every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of such Fund on behalf of itself or a Borrower by any trustee thereof in connection with the Fund shall be conclusively deemed to have been issued, executed or done only in or with respect to his or her capacity as a trustee and such trustee shall not be personally liable thereon. Neither such Fund nor any of its trustees, nor any officer, employee nor agent of such Fund shall have any power to bind personally any shareholders thereof, nor to call upon any such shareholder for the payment of any sum of money or assessment whatsoever other than such as such shareholder may at any time personally agree to pay.

SECTION 10. THE ADMINISTRATIVE AGENT.

            Section 10.1 Appointment and Authority.

Each of the Banks hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the Notes and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the
Administrative Agent and the Banks, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

           Section 10.2 Rights of a Bank.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Administrative Agent and the term "Bank" or
"Banks" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any
Borrower or any Subsidiary

A/72335952.4                       40

or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.

          Section 10.3 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the Notes. Without limiting the generality of the foregoing, the Administrative Agent:

     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default, Event of Default, Fund Default or Fund Event of
Default has occurred and is continuing;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Notes that the Administrative Agent is required to exercise as directed in writing by the Majority Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the
Notes), PROVIDED that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the
Administrative Agent to liability or that is contrary to this Agreement, any
Note or applicable law; and

     (c) shall not, except as expressly set forth herein and in the Notes, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks (or such other number or percentage of the Banks as shall be necessary, or as the
Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in SECTIONS 11.4 and 9) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default, Event of Default, Fund Default or
Fund Event of Default unless and until notice describing such Default, Event of
Default, Fund Default or Fund Event of Default is given to the Administrative
Agent by a Borrower or a Bank.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any Note, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, Event of Default, Fund Default or Fund
Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any Note or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in SECTION 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          Section 10.4 Reliance by Administrative Agent.

A/72335952.4                       41

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper
Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank unless the
Administrative Agent shall have received notice to the contrary from such Bank prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          Section 10.5 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Note by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and
any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related
Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Section 10.6 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the
Banks and the Borrowers. Upon receipt of any such notice of resignation, the
Majority Banks shall have the right, with the consent of the Borrowers if no
Event of Default has occurred and is continuing, such consent not be unreasonably withheld or delayed, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Banks, appoint a successor Administrative Agent meeting the qualifications set forth above;
PROVIDED that if the Administrative Agent shall notify the Borrowers and the
Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank directly, until such time as the Majority Banks appoint a successor
Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such

A/72335952.4                       42

successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the Notes (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.
After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and SECTION 11.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this
Section shall also constitute its resignation as Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a)
such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender, and (b) the retiring Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder.

          Section 10.7 Non Reliance on Administrative Agent and other Banks.

Each Bank acknowledges that it has, independently and without reliance upon the
Administrative Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the
Administrative Agent or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any Note or any related agreement or any document furnished hereunder or thereunder.

          Section 10.8 No Other Duties.

Anything herein to the contrary notwithstanding, none of the Arrangers or Book
Managers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the Notes, except in its capacity, as applicable, as the Administrative Agent or a Bank hereunder.

          Section 10.9 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Administrative Agent
(irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

A/72335952.4                       43

     (d) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent
(including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Banks and the Administrative
Agent under this Agreement) allowed in such judicial proceeding; and

     (e) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the
Administrative Agent and its agents and counsel, and any other amounts due the
Administrative Agent under this Agreement.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the obligations owing hereunder or the rights of any Bank to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

SECTION 11. MISCELLANEOUS.

            Section 11.1 Waiver.

No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other tight, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

           Section 11.2 Notices.

     (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b)
below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i)  if to any Borrower, to the address, telecopier number, electronic mail address or telephone number specified for such Borrower on
               SCHEDULE I; and

A/72335952.4                       44

          (ii) if to the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for the Administrative Agent on SCHEDULE II and if to any Bank, to
               the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

     (b) Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including e-mail and
Internet or intranet websites) pursuant to procedures approved by the
Administrative Agent, PROVIDED that the foregoing shall not apply to notices to any Bank pursuant to SECTION 2 if such Bank, as applicable, has notified the
Administrative Agent that it is incapable of receiving notices under such
Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it,
PROVIDED that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), PROVIDED that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES
(AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER
MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR
ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND,
EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY,
FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR
FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN
CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the
Administrative Agent or any of its Related Parties (collectively, the "AGENT
PARTIES") have any liability to any Borrower, any Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the

A/72335952.4                       45

extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent
Party; PROVIDED, HOWEVER, that in no event shall any Agent Party have any liability to any Borrower, any Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

     (d) Each of the Borrowers, the Administrative Agent and the Swing Line
Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other
Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative
Agent and the Swing Line Lender. In addition, each Bank agrees to notify the
Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Bank.
Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the "Private Side
Information" or similar designation on the content declaration screen of the
Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender's compliance procedures and applicable Law, including
United States Federal and state securities laws, to make reference to Borrower
Materials that are not made available through the "Public Side Information"
portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States
Federal or state securities laws.

     (e) The Administrative Agent and the Banks shall be entitled to rely and act upon any notices (including loan requests) purportedly given by or on behalf of a Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

               Section 11.3 Expenses, Etc.

     (a) Each Borrower agrees severally (pro rata based on their respective Net
Asset Values) (i) to reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any Notes and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (ii)
to reimburse each Bank and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement with respect to such Borrower, the Notes, and any such other documents, including, without limitation, the fees and disbursements of counsel to each Bank and of counsel to the Administrative Agent, (iii) to indemnify and hold each Bank and the Administrative Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in

A/72335952.4                       46

paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, and any such other documents with respect to such Borrower, and (iv) to indemnify and hold each Bank and the
Administrative Agent (and their respective affiliates, directors, officers, agents and employees (collectively with the Administrative Agent and the Banks, the "Indemnified Parties")) harmless from and against any and alt other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, out-of-pocket expenses or disbursements of any kind or nature whatsoever arising from or in connection with the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, and any such other documents (all the foregoing in this clause (iv), collectively, the "indemnified liabilities"), PROVIDED, that each Borrower shall have no obligation hereunder to the Administrative Agent or any Bank with respect to the indemnified liabilities arising from (A) the gross negligence or willful misconduct of the
Administrative Agent or any such Bank, as the case may be, (B) disputes arising solely between or among the Banks or solely between any Bank and the
Administrative Agent, (C) the Administrative Agent or any Bank's failure to comply with any requirement imposed by applicable law, unless such failure is attributable to a breach by a Borrower of any representation, warranty, or covenant under this Agreement, or (D) any such indemnified liabilities that relate to or arise from litigation commenced by any Borrower against the Banks or the Administrative Agent which seeks enforcement of any of the rights of any
Borrower hereunder or under any Note and is determined adversely to the Banks or the Administrative Agent in a final, non-appealable judgment.

     (b) Notwithstanding any other provision in this Agreement to the contrary, to the extent any obligation to reimburse or indemnify any Indemnified Party that arises pursuant to SECTION 11.3(A) hereto is not attributable to any particular Borrower, then such reimbursement or indemnification shall be made by each Borrower (pro rata based on their respective Net Asset Values). To the extent any such obligation to reimburse or indemnify any Indemnified Party is attributable to one or more Borrowers, then such reimbursement or indemnification shall be made ratably by each such Borrower.

               Section 11.4 Amendments, Etc.

Except as otherwise expressly provided in this Agreement, any provision of this
Agreement may be modified or supplemented only by an instrument in writing signed by the Funds and the Majority Banks, or by the Funds and the
Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the
Administrative Agent acting with the consent of the Majority Banks; PROVIDED, that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all the Banks: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of a
Borrower to prepay Loans, (vi) alter the manner in which payments or prepayments of principal interest or other amounts hereunder shall be

A/72335952.4                       47

applied as between the Banks, (vii) alter the required Asset Coverage Ratio as set forth in SECTION 6.2(d) hereof, (viii) alter the terms of this SECTION 11.4,
(ix) amend SCHEDULE I pursuant to SECTION 2.11(A) hereof, or (x) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, and (b) any modification or supplement of SECTION 10 hereof, or of any of the rights or duties of the
Administrative Agent hereunder, shall require the consent of the Administrative
Agent.

               Section 11.5 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               Section 11.6 Assignments and Participations.

     (a) The Funds may not assign any of their rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the
Administrative Agent.

     (b) Each Bank may assign any of its Loans, its Notes, and its Commitment
(but only with the consent of the Administrative Agent and, if no Default exists and is continuing, the Funds) to an Eligible Lender; provided that

          (i) no such consent by the Funds or the Administrative Agent shall be required in the case of any assignment to any Affiliate or to another Bank;

          (ii) except to the extent the Funds and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Bank)
     shall be in an amount at least equal to $2,000,000,

          (iii) each such assignment by a Bank of its Loans, Notes or Commitment shall be made in such manner so that the same portion of its Loans, Notes and Commitment is assigned to the respective assignee; and

          (iv) each such assignment shall be effected pursuant to an Assignment and Acceptance in substantially the form of EXHIBIT 11.6(B) hereto, the assignor and assignee shall deliver to the Funds and the Administrative
     Agent a fully executed copy thereof and if the assignee, if it is not a
     Bank, shall deliver to the Administrative Agent an Administrative
     Questionnaire.

Upon execution and delivery by the assignor and the assignee to the Funds and the Administrative Agent of such Assignment and Acceptance, and upon consent thereto by the Funds and the Administrative Agent to the extent required above and acceptance thereof by the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Funds and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it and specified in such Assignment and Acceptance (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment,

A/72335952.4                       48

be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning or assignee Bank shall pay the Administrative Agent an assignment fee of $3,000.

     (c) A Bank may sell or agree to sell to one or more other Eligible Lenders
(each a "PARTICIPANT") a participation in all or any part of any Loans held by it, or in its Commitment, PROVIDED that such Participant shall not have any rights or obligations under this Agreement or any Note (the Participant's rights against such Bank in respect of such participation to be solely those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Funds to any Bank under SECTION 5 hereof in respect of
Loans held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Bank's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v)
consent to any modification, supplement or waiver hereof to the extent that the same, under SECTION 11.4 hereof, requires the consent of each Bank.

     (d) In addition to the assignments and participations permitted under the foregoing provisions of this SECTION 11.6, any Bank may (without notice to the
Funds, the Administrative Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Note to any
Federal Reserve Bank as collateral security pursuant to Regulation A and any
Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Note to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.

     (e) A Bank may furnish any information concerning any Borrower in the possession of such Bank from time to time to assignees and participants
(including prospective assignees and participants), subject however, to the provisions of SECTION 11.12(B) hereof.

               Section 11.7 Survival.

The obligations of the Funds under SECTION 11.3 hereof, and the obligations of the Banks under SECTION 10.5 hereof, shall survive the repayment of the Loans and the termination of the Commitments (including, with respect to any Bank that does not agree to the extension of the Commitment Termination Date in accordance with SECTION 2.10 hereof, the repayment of the Loans made by such Bank and the termination of the Commitment of such Bank on the Commitment Termination in effect before giving effect to such extension) and, in the case of any Bank that may assign any interest in its Commitment or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Bank may cease to be a "Bank" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto, shall survive the making of such representation and

A/72335952.4                       49

warranty, and no Bank shall be deemed to have waived, by reason of making any
Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the
Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

               Section 11.8 Caption.

The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               Section 11.9 Counterparts; Integration; Effectiveness.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This
Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the
Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

               Section 11.10 Governing Law; Submission to Jurisdiction.

This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Fund hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern
District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division) and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Further, each Fund hereby agrees that service of process in any such legal proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Fund or such Borrower at its address set forth on the signature page hereto or at such other address of which the Administrative Agent shall have been notified pursuant hereto.

               Section 11.11 Waiver of Jury Trial.

EACH OF THE FUNDS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

A/72335952.4                       50

LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF
OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED
HEREBY.

               Section 11.12 Treatment of Certain Information; Confidentiality.

     (a) Each Fund and each Borrower acknowledge that each of the Administrative
Agent and each Bank and their respective affiliates (collectively, the "Bank
Parties") may be providing debt financing, equity capital or other services
(including financial advisory services) to other companies in respect of which the Funds and/or Borrowers may have conflicting interests regarding the transactions described herein and otherwise. The Bank Parties will not use confidential information obtained from the Funds and/or Borrowers by virtue of the transactions contemplated by this Agreement or their other relationships with such Funds and/or Borrowers in connection with the performance by each of the Bank Parties of services for other companies, and none of the Bank Parties will furnish any such confidential information to other companies. Each Fund and each Borrower also acknowledge that no Bank Party has any obligation to use in connection with the transactions contemplated by this Agreement, or to furnish to any fund or any Borrower, confidential information obtained from other companies.

     (b) Each Fund and each Borrower further acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Funds (in connection with this Agreement or otherwise) by any
Bank Parties and each Borrower and Fund hereby authorizes such Bank Parties to share any information delivered to such Bank Parties by the Borrowers of the
Funds pursuant to this Agreement, it being understood that such Bank Party receiving such information shall be bound by the provisions of paragraph (c)
below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

     (c) Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives
(it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to
the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any Note or any action or proceeding relating to this Agreement or any Note or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or any Prospective Lenders invited to be a Bank pursuant to
Section 2.16, (g) with the consent of a Borrower or (h) to the extent such
Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

A/72335952.4                       51

For purposes of this Section, "INFORMATION" means all information received from any Borrower or any Fund relating to a Borrower or any Fund or any of their respective businesses, other than any such information that is available to the
Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by such Borrower or any Fund, PROVIDED that, in the case of information received from a Borrower or a Fund after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such
Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Banks acknowledges that (a) the
Information may include material non-public information concerning a Borrower or a Fund, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United
States Federal and state securities laws.

     (d) Notwithstanding anything to the contrary, any Lender (and any employee, representative or other agent of such Lender) may disclose to any and all persons, without limitation of any kind, such Lender's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby relating to such Lender and all materials of any kind
(including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no disclosure of any information relating to such tax treatment or tax structure may be made to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

               Section 11.13 Limited Recourse.

Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the sole recourse of the Administrative Agent or any Bank in respect of the obligations of any Borrower with respect to (a) any Loan made to such
Borrower (including, without limitation, the obligations of such Borrower to pay the principal of, interest on and other amounts in respect of such Loan) and (b)
the portion of the commitment fee and any amount payable pursuant to SECTION
11.3 hereof allocated to such Borrower shall be limited to the assets of such
Borrower and that neither the Administrative Agent nor any Bank shall have any right to look to any other Borrower or the assets thereof for the satisfaction of such obligations.

If a Borrower is organized as a business trust (or a series thereof), the parties acknowledge and agree that every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed, or done by or on behalf of such Borrower by any trustee thereof in connection with the Borrower shall be conclusively deemed to have been issued, executed or done only in or with respect to his or her capacity as a trustee and such trustee shall not be personally liable thereon. Neither such Borrower nor any of its trustees, nor any officer, employee nor agent of such Borrower shall have any power to bind personally any shareholders thereof, nor to call upon any shareholder for the payment of any sum of money or assessment whatsoever other than such as the shareholder may at any time personally agree to pay.

A/72335952.4                       52

               Section 11.14 Severability.

If any provision of this Agreement or any Note is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the Notes shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Section 11.15 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby
(including in connection with any amendment, waiver or other modification hereof), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm's-length commercial transactions between each Borrowers and its Affiliates, on the one hand, and the Administrative Agent and the
Arrangers, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby; (ii) (A)
the Administrative Agent and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any other Arranger has any obligation to any
Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (iii) the
Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the
Administrative Agent nor any Arranger has any obligation to disclose any of such interests to any Borrower or any of its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

               Section 11.16 USA Patriot Act Notice.

Each Bank and the Administrative Agent (for itself and not on behalf of any
Bank) hereby notifies the Borrowers that pursuant to the requirements of the USA
Patriot Act (Title III of Pub. L. 107-56) (the "ACT"), it is required to obtain, verify, and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Bank or Administrative Agent, as applicable, to identify the
Borrowers in accordance with the Act. Each Borrower hereby agrees to cooperate with each Bank to provide such information promptly following a request therefor from such Bank.

A/72335952.4                       53

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                                         BANK OF AMERICA, N.A.,
                                         as Administrative Agent

                                         By:    /s/  Marc Tuckman
                                                --------------------------------
                                         Name:  Marc Tuckman
                                         Title: Assistant Vice President

A/72335952.4                       54

                                         AMERICAN CENTURY MUTUAL
                                         FUNDS, INC., ON BEHALF OF:
                                         Balanced Fund
                                         Capital Growth Fund
                                         Capital Value Fund
                                         Focused Growth Fund
                                         Fundamental Equity Fund
                                         Giftrust Fund
                                         Growth Fund
                                         Heritage Fund
                                         New Opportunities Fund
                                         New Opportunities II Fund
                                         NT Vista Fund
                                         NT Growth Fund
                                         Select Fund
                                         Ultra Fund
                                         Veedot Fund
                                         Vista Fund
                                         Small Cap Growth Fund
                                         Mid Cap Growth Fund

                                         AMERICAN CENTURY WORLD
                                         MUTUAL FUNDS, INC., ON BEHALF OF:
                                         Emerging Markets Fund
                                         Global Growth Fund
                                         International Growth Fund
                                         International Discovery Fund
                                         International Stock Fund
                                         International Opportunities Fund
                                         International Value Fund
                                         Life Sciences Fund
                                         NT Emerging Markets Fund
                                         NT International Growth Fund
                                         Technology Fund

                                         AMERICAN CENTURY CAPITAL
                                         PORTFOLIOS, INC., ON BEHALF OF:
                                         Equity Income Fund
                                         Equity Index Fund
                                         Large Company Value Fund
                                         Mid Cap Value Fund
                                         NT Large Company Value Fund
                                         NT Mid Cap Value Fund
                                         Real Estate Fund
                                         Small Cap Value Fund
                                         Value Fund

                                         AMERICAN CENTURY STRATEGIC
                                         ASSET ALLOCATIONS, INC., ON BEHALF OF:
                                         Newton Fund
                                         Strategic Allocation: Aggressive Fund
                                         Strategic Allocation: Conservative Fund
                                         Strategic Allocation: Moderate Fund

                                         AMERICAN CENTURY VARIABLE
                                         PORTFOLIOS, INC., on behalf of
                                         VP Balanced Fund
                                         VP Capital Appreciation Fund
                                         VP Income & Growth Fund
                                         VP International Fund
                                         VP Large Company Value Fund
                                         VP Mid Cap Value Fund
                                         VP Ultra Fund
                                         VP Value Fund
                                         VP Vista Fund

                                         AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                         MUNICIPAL FUNDS, ON BEHALF OF:
                                         California High-Yield Municipal Fund
                                         California Long-Term Tax-Free Fund
                                         California Tax-Free Bond Fund

                                         AMERICAN CENTURY MUNICIPAL
                                         TRUST, on behalf of
                                         High-Yield Municipal Fund
                                         Tax-Free Bond Fund
                                         Long Term Tax Free Fund

                                         AMERICAN CENTURY TARGET
                                         MATURITIES TRUST, on behalf of
                                         Target Maturities Trust:  2010
                                         Target Maturities Trust:  2015
                                         Target Maturities Trust:  2020
                                         Target Maturities Trust:  2025

                                         AMERICAN CENTURY GOVERNMENT
                                         INCOME TRUST, ON BEHALF OF:
                                         Ginnie Mae Fund
                                         Government Bond Fund
                                         Inflation-Adjusted Bond Fund
                                         Short-Term Government Fund

                                         AMERICAN CENTURY QUANTITATIVE
                                         EQUITY FUNDS, INC., ON BEHALF OF:
                                         Disciplined Growth Fund
                                         Equity Growth Fund
                                         Global Growth Fund
                                         Income & Growth Fund
                                         International Core Equity Fund
                                         Long/Short Equity Fund
                                         NT Equity Growth Fund
                                         NT Small Company Fund
                                         Small Company Fund
                                         Utilities Fund

                                         AMERICAN CENTURY INVESTMENT
                                         TRUST, ON BEHALF OF:
                                         Core Plus Fund
                                         Diversified Bond Fund
                                         High-Yield Bond Fund
                                         High-Yield Fund
                                         Inflation-Protection Bond Fund
                                         NT Diversified Bond
                                         Select Bond Fund
                                         Short Duration Fund

                                         AMERICAN CENTURY INTERNATIONAL
                                         BOND FUNDS, ON BEHALF OF:
                                         International Bond Fund

                                         AMERICAN CENTURY VARIABLE
                                         PORTFOLIOS II, INC., ON BEHALF OF:
                                         VP Inflation Protection Fund

                                         AMERICAN CENTURY GROWTH
                                         FUNDS, INC., ON BEHALF OF:
                                         Legacy Focused Large-Cap Fund
                                         Legacy Large Cap Fund
                                         Legacy Multi-Cap Fund

                                        By: /s/ Robert J. Leach
                                            ------------------------------------
                                        Name:   Robert J. Leach
                                        Title:  Fund Treasurer for each of the
                                                above entities

                                        BANK OF AMERICA, N.A.,
                                        as a Bank

                                        By:    /s/  Marc Tuckman
                                               ---------------------------------
                                        Name:  Marc Tuckman
                                        Title: Assistant Vice President

A/72335952.4                        58

                                        CITIBANK, N.A.,
                                        as a Bank

                                               /s/  Kevin Ege
                                        By:    ---------------------------------
                                        Name:  Kevin Ege
                                        Title: Vice President

                                        DEUTSCHE BANK AG NEW YORK BRANCH
                                        as a Bank

                                        By:   /s/  Kathleen Bowers
                                              -----------------------------------
                                        Name:  Kathleen Bowers
                                        Title: Director

                                        By:   /s/  Valerie Shapiro
                                              -----------------------------------
                                        Name:  Valerie Shapiro
                                        Title: Asst. Vice President

                                        THE BANK OF NEW YORK
                                        as a Bank

                                        By:    /s/  Thomas McGinley
                                               ---------------------------------
                                        Name:  Thomas McGinley
                                        Title: Vice President

                                        CREDIT SUISSE, CAYMAN ISLAND BRANCH
                                        as a Bank

                                        By:    /s/ Jay Chall  /s/ Markus Frenzen
                                               --------------------------------
                                        Name:  Jay Chall      Markus Frenzen
                                        Title: Director       AVP

                                        THE NORTHERN TRUST COMPANY
                                        as a Bank

                                        By:    /s/  Michael J. Kingsley
                                               ---------------------------------
                                        Name:  Michael J. Kingsley
                                        Title: Vice President

                                        UMB BANK, N.A.
                                        as a Bank

                                        By:    /s/  David A. Proffitt
                                               ---------------------------------
                                        Name:  David A. Proffitt
                                        Title: Senior Vice President

A/72335952.4                       64

                                        COMMERCE BANK, N.A.
                                        as a Bank

                                        By:   /s/  Pamela T. Hill
                                              ----------------------------------
                                        Name: Pamela T. Hill
                                        Title:Vice President

A/72335952.4                       65

                                   SCHEDULE I
                                    BORROWERS

         AMERICAN CENTURY MUTUAL FUNDS, INC., on behalf of:
         Balanced Fund
         Capital Growth Fund
         Capital Value Fund
         Focused Growth Fund
         Fundamental Equity Fund
         Giftrust Fund
         Growth Fund
         Heritage Fund
         New Opportunities Fund
         New Opportunities II Fund
         NT Vista Fund
         NT Growth Fund
         Select Fund
         Ultra Fund
         Veedot Fund
         Vista Fund
         Small Cap Growth Fund
         Mid Cap Growth Fund

         AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., on behalf of:
         Emerging Markets Fund
         Global Growth Fund
         International Growth Fund
         International Discovery Fund
         International Stock Fund
         International Opportunities Fund
         International Value Fund
         Life Sciences Fund
         NT Emerging Markets Fund
         NT International Growth Fund
         Technology Fund

         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., on behalf of
         Equity Income Fund
         Equity Index Fund
         Large Company Value Fund
         Mid Cap Value Fund
         NT Large Company Value Fund
         NT Mid Cap Value Fund
         Real Estate Fund
         Small Cap Value Fund
         Value Fund

A/72335952.4                       67

         AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC., on behalf of
         Newton Fund

         Strategic Allocation:  Aggressive Fund
         Strategic Allocation:  Conservative Fund
         Strategic Allocation:  Moderate Fund

         AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., on behalf of
         VP Balanced Fund
         VP Capital Appreciation Fund
         VP Income & Growth Fund
         VP International Fund
         VP Large Company Value Fund
         VP Mid Cap Value Fund
         VP Ultra Fund
         VP Value Fund
         VP Vista Fund

         AMERICAN CENTURY CALIFORNIA TAX-FREE
         AND MUNICIPAL FUNDS, on behalf of
         California High-Yield Municipal Fund
         California Long-Term Tax-Free Fund
         California Tax-Free Bond Fund

         AMERICAN CENTURY MUNICIPAL TRUST, on behalf of
         High-Yield Municipal Fund
         Tax-Free Bond Fund
         Long Term Tax Free Fund

         AMERICAN CENTURY TARGET MATURITIES TRUST, on behalf of
         Target Maturities Trust:  2010

         Target Maturities Trust:  2015
         Target Maturities Trust:  2020
         Target Maturities Trust:  2025

         AMERICAN CENTURY GOVERNMENT INCOME TRUST, on behalf of
         Ginnie Mae Fund
         Government Bond Fund
         Inflation-Adjusted Bond Fund
         Short-Term Government Fund

A/72335952.4                       68

         AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., on behalf of
         Disciplined Growth Fund
         Equity Growth Fund
         Global Growth Fund
         Income & Growth Fund
         International Core Equity Fund
         Long/Short Equity Fund
         NT Equity Growth Fund
         NT Small Company Fund
         Small Company Fund
         Utilities Fund

         AMERICAN CENTURY INVESTMENT TRUST, on behalf of
         Core Plus Fund
         Diversified Bond Fund
         High-Yield Bond Fund
         High-Yield Fund
         Inflation-Protection Bond Fund
         NT Diversified Bond Fund
         Select Bond Fund
         Short Duration Fund

         AMERICAN CENTURY INTERNATIONAL BOND FUNDS, on behalf of
         International Bond Fund

         AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC., on behalf of
         VP Inflation Protection Fund

         AMERICAN CENTURY GROWTH FUNDS, INC., on behalf of
         Legacy Focused Large-Cap Fund
         Legacy Large Cap Fund
         Legacy Multi-Cap Fund

A/72335952.4                       69

                                   SCHEDULE II

                          COMMITMENTS, ADDRESSES, ETC.

         NAME AND ADDRESS OF BANK                               COMMITMENT

         BANK OF AMERICA, N.A.                                  $125,000,000
         Notices for all but loan requests:

         Bank of America, N.A.
         Mail Code:  NC1-001-15-14
         One Independence Center
         101 N. Tryon Street
         Charlotte, NC  28255-0001
         Attn:  Randy S. Pino
         Phone:  (704)387-5451
         Fax:      (704)409-0319
         Email:   randy.s.pino@bankofamerica.com

         Notices of borrowings:

         Bank of America, N.A.
         Mail Code:  NC1-001-04-39
         One Independence Center
         101 N. Tryon Street
         Charlotte, NC  28255-0001
         Attn:  Tammy C. Lunetta
         Phone:  (704)387-3603
         Fax:      (704)409-0857
         Email:   tammy.c.lunetta@bankofamerica.com

         CITIBANK, N.A.                                         $125,000,000
         2 Penns Way
         New Castle, DE  19720
         Attn:  Lauren Owen
         Phone:  (302)894-6112
         Fax:      (302)994-0847
         Email:  lauren.owen@citi.com

         DEUTSCHE BANK AG NEW YORK BRANCH                       $ 90,000,000
         60 Wall Street, 11th Floor
         New York, NY  10005
         Attn:  Valerie Shapiro
         Phone:  (212)250-4574
         Fax:      (212)797-0270
         Email:  Valerie.shapiro@db.com

A/72335952.4                       70

         CREDIT SUISSE, CAYMAN ISLANDS BRANCH                    $ 50,000,000
         Eleven Madison Avenue
         New York, NY  10010
         Attn:  Jay Chall
         Phone:  (212)325-9010
         Fax:      (212)743-1843

         Email:  jay.chall@credit-suisse.com

         THE BANK OF NEW YORK                                    $ 50,000,000
         One Wall Street, 17th Floor
         New York, NY  10286

         Attn:  Thomas McGinley, Vice President
         Phone:  (212)635-6466

         Fax:      (212)635-8541
         Email:  Thomas.MCGinley@bnymellon.com

         UMB BANK, N.A.                                           $ 25,000,000
         1010 Grand Blvd.
         Kansas City, MO  64106

         Attn:  David Proffitt, Senior Vice President
         Phone:  (816)860-7935

         Fax:      (816)860-7143
         Email:  david.proffitt@umb.com

         THE NORTHERN TRUST COMPANY                               $ 25,000,000
         50 South LaSalle Street
         Chicago, IL  60603

         Attn:  Michael Kingsley, Vice President
         Phone:  (312)444-3016

         Fax:      (312)444-4906
         Email:  mk22@ntrs.com

         COMMERCE BANK, N.A.                                      $ 10,000,000
         1000 Walnut
         Kansas City, MO  64106

         Attn:  Pamela T. Hill, Vice President
         Phone:  (816)234-8835

         Fax:      (816)234-8648
         Email:  pamela.hill@commercebank.com

A/72335952.4                       71

                                  SCHEDULE III
                               CUSTODY AGREEMENTS

                          [To be provided by Borrowers]

A/72335952.4                       72

                                   SCHEDULE IV
                             DISTRIBUTION AGREEMENTS

                          [To be provided by Borrowers]

A/72335952.4                       73

                                   SCHEDULE V
                          INVESTMENT MANAGER AGREEMENTS

                          [To be provided by Borrowers]

A/72335952.4                       74

                                   SCHEDULE VI
                         SHAREHOLDER SERVICES AGREEMENTS

                          [To be provided by Borrowers]

A/72335952.4                       75

                                  SCHEDULE VII
                          SPECIFIED EXISTING AFFILIATES

A/72335952.4                       76

                                                                  EXHIBIT 2.7(E)

                                  FORM OF NOTE

         $                                                    New York, New York
          -----------------------
                                                                              20
                                                              --------------, ---

     FOR VALUE RECEIVED, each fund signatory hereto (each a "FUND" and collectively, the "FUNDS") on behalf of itself or on behalf of each entity listed beneath such fund's name on the signature page hereto, which entity is a series or portfolio of such Fund (each such series or portfolio, a "BORROWER"
and, collectively, the "BORROWERS"), hereby severally and not jointly unconditionally promises to pay to the order of __________________________, at the office of Bank of America, N.A., as administrative agent for the Banks (the
"BANKS") under the Credit Agreement, as hereinafter defined (in such capacity, the "ADMINISTRATIVE AGENT"), located at _____________________, in lawful money of the United States of America and in immediately available funds, on the
Commitment Termination Date the principal amount of (a) ______________DOLLARS ($
), or, if less (b) the aggregate unpaid principal amount of all Loans made by the Banks to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. In addition, each Fund also agrees to pay on behalf of the applicable Borrower the principal outstanding hereunder to such Borrower from time to time at the times provided in the Credit Agreement.

     Each of the undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the
Closing Date at the applicable rates per annum set forth in subsection 3.2 of the Credit Agreement referred to below until any such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in subsection
3.2(b) of the Credit Agreement until paid in full (both before and after judgment). Interest shall be payable in arrears on each applicable Interest
Payment Date, commencing on the first such date to occur after the date hereof and terminating upon payment (including prepayment) in full of the unpaid principal amount hereof; PROVIDED that interest accruing on any overdue amount shall be payable on demand.

     The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof the date and amount of each Loan made to the Fund on behalf of a Borrower pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the
Borrower in respect of such Loan.

     This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of December 12, 2007 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among (i) each of the Funds, each on behalf of itself and the series and portfolios named therein of such Funds
(including the Borrower), (ii) the Banks and (iii) the

A/72335952.4                       77

Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. Upon the occurrence of one or more Events of
Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit
Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     Anything in this Note to the contrary notwithstanding, it is understood and agreed that the sole recourse of the Administrative Agent or any Bank in respect of the obligations of any Borrower with respect to (a) any Loan made to such
Borrower (including, without limitation, the obligations of such Borrower to pay the principal of, interest on and other amounts in respect of such Loan) and (b)
the portion of the commitment fee and any amount payable pursuant to SECTION
11.3 hereof allocated to such Borrower shall be limited to the assets of such
Borrower and that neither the Administrative Agent nor any Bank shall have any right to look to any other Borrower or the assets thereof for the satisfaction of such obligations.

     If a Borrower is organized as a business trust (or a series thereof), the parties acknowledge and agree that every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed, or done by or on behalf of such Borrower by any trustee thereof in connection with the Borrower shall be conclusively deemed to have been issued, executed or done only in or with respect to his or her capacity as a trustee and such trustee shall not be personally liable thereon. Neither such Borrower nor any of its trustees, nor any officer, employee nor agent of such Borrower shall have any power to bind personally any shareholders thereof, nor to call upon any shareholder for the payment of any sum of money or assessment whatsoever other than such as the shareholder may at any time personally agree to pay.

A/72335952.4                       78

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE
WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.

                                                     AMERICAN CENTURY MUTUAL
                                                     FUNDS, INC., ON BEHALF OF:
                                                     Balanced Fund
                                                     Capital Growth Fund
                                                     Capital Value Fund
                                                     Focused Growth Fund
                                                     Fundamental Equity Fund
                                                     Giftrust Fund
                                                     Growth Fund
                                                     Heritage Fund
                                                     New Opportunities Fund
                                                     New Opportunities II Fund
                                                     NT Vista Fund
                                                     NT Growth Fund
                                                     Select Fund
                                                     Ultra Fund
                                                     Veedot Fund
                                                     Vista Fund
                                                     Small Cap Growth Fund
                                                     Mid Cap Growth Fund

                                                     AMERICAN CENTURY WORLD
                                                     MUTUAL FUNDS, INC., ON BEHALF OF:
                                                     Emerging Markets Fund
                                                     Global Growth Fund
                                                     International Growth Fund
                                                     International Discovery Fund
                                                     International Stock Fund
                                                     International Opportunities Fund
                                                     International Value Fund
                                                     Life Sciences Fund
                                                     NT Emerging Markets Fund
                                                     NT International Growth Fund
                                                     Technology Fund

                                                     AMERICAN CENTURY CAPITAL
                                                     PORTFOLIOS, INC., ON BEHALF OF:
                                                     Equity Income Fund
                                                     Equity Index Fund
                                                     Large Company Value Fund

A/72335952.4                       79

                                                     Mid Cap Value Fund
                                                     NT Large Company Value Fund
                                                     NT Mid Cap Value Fund
                                                     Real Estate Fund
                                                     Small Cap Value Fund
                                                     Value Fund

                                                     AMERICAN CENTURY STRATEGIC
                                                     ASSET ALLOCATIONS, INC., ON BEHALF OF:
                                                     Newton Fund
                                                     Strategic Allocation:  Aggressive Fund
                                                     Strategic Allocation:  Conservative Fund
                                                     Strategic Allocation:  Moderate Fund

                                                     AMERICAN CENTURY VARIABLE
                                                     PORTFOLIOS, INC., on behalf of
                                                     VP Balanced Fund
                                                     VP Capital Appreciation Fund
                                                     VP Income & Growth Fund
                                                     VP International Fund
                                                     VP Large Company Value Fund
                                                     VP Mid Cap Value Fund
                                                     VP Ultra Fund
                                                     VP Value Fund
                                                     VP Vista Fund

                                                     AMERICAN CENTURY CALIFORNIA TAX-
                                                     FREE AND MUNICIPAL FUNDS,
                                                     ON BEHALF OF:
                                                     California High-Yield Municipal Fund
                                                     California Long-Term Tax-Free Fund
                                                     California Tax-Free Bond Fund

                                                     AMERICAN CENTURY MUNICIPAL
                                                     TRUST, on behalf of
                                                     High-Yield Municipal Fund
                                                     Tax-Free Bond Fund
                                                     Long Term Tax Free Fund

                                                     AMERICAN CENTURY TARGET
                                                     MATURITIES TRUST, on behalf of
                                                     Target Maturities Trust:  2010
                                                     Target Maturities Trust:  2015
                                                     Target Maturities Trust:  2020
                                                     Target Maturities Trust:  2025

A/72335952.4                       80

                                                     AMERICAN CENTURY GOVERNMENT
                                                     INCOME TRUST, ON BEHALF OF:
                                                     Ginnie Mae Fund
                                                     Government Bond Fund
                                                     Inflation-Adjusted Bond Fund
                                                     Short-Term Government Fund

                                                     AMERICAN CENTURY QUANTITATIVE
                                                     EQUITY FUNDS, INC., ON BEHALF OF:
                                                     Disciplined Growth Fund
                                                     Equity Growth Fund
                                                     Global Growth Fund
                                                     Income & Growth Fund
                                                     International Core Equity Fund
                                                     Long/Short Equity Fund
                                                     NT Equity Growth Fund
                                                     NT Small Company Fund
                                                     Small Company Fund
                                                     Utilities Fund

                                                     AMERICAN CENTURTY INVESTMENT
                                                     TRUST, ON BEHALF OF:
                                                     Core Plus Fund
                                                     Diversified Bond Fund
                                                     High-Yield Bond Fund
                                                     High-Yield Fund
                                                     Inflation-Protection Bond Fund
                                                     NT Diversified Bond
                                                     Select Bond Fund
                                                     Short Duration Fund

                                                     AMERICAN CENTURY INTERNATIONAL
                                                     BOND FUNDS, ON BEHALF OF:
                                                     International Bond Fund

                                                     AMERICAN CENTURY VARIABLE
                                                     PORTFOLIOS II, INC., ON BEHALF OF:
                                                     VP Inflation Protection Fund

A/72335952.4                       81

                                                     AMERICAN CENTURY GROWTH
                                                     FUNDS, INC., ON BEHALF OF:
                                                     Legacy Focused Large-Cap Fund
                                                     Legacy Large Cap Fund
                                                     Legacy Multi-Cap Fund

                                                     By: -----------------------
                                                     Name:   Robert J. Leach
                                                     Title:  Fund Treasurer for each
                                                             of the above entities

A/72335952.4                       82

                                                                         SCHEDULE A TO NOTE

                          LOANS AND REPAYMENTS OF LOANS

============================================================================================
                                          AMOUNT OF
                                          PRINCIPAL OF   UNPAID PRINCIPAL
DATE     BORROWER       AMOUNT OF LOANS   LOANS REPAID   BALANCE OF LOANS   NOTATION MADE BY
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

============================================================================================

A/72335952.4                       83

                                                                 EXHIBIT 2.11(A)

                      FORM FOR DESIGNATION OF NEW BORROWERS

                                                              --------- --, ----

Bank of America, N.A., as Administrative Agent

[List Banks]

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of December
12, 2007 (as amended, supplemented or otherwise modified from time to time, the
"CREDIT AGREEMENT"), among (i) certain American Century Funds named therein, each on behalf of itself and the series and portfolios named therein of such
Funds (each a "BORROWER", and collectively the "BORROWERS"), (ii) the several banks from time to time parties to this Agreement (the "BANKS") and (iii) the
Administrative Agent. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

     The [NAME OF FUND] (the "FUND") on behalf of itself and [NAME OF NEW
BORROWER] (the "SERIES") hereby requests pursuant to Section 2.11 of the Credit
Agreement that the Series be admitted as an additional Borrower under the Credit
Agreement. Furthermore, the Fund request that Schedule I to the Credit Agreement be replaced with the form of Schedule I attached hereto.

     The Fund, on behalf of itself and the Series, hereby represents and warrants to the Administrative Agent and each Bank that as of the date hereof and after giving effect to the admission of the Series as an additional Borrower under the Credit Agreement: (i) the representations and warranties set forth in
Section 7 of the Credit Agreement are true and correct with respect to the
Series; (ii) the Series is in compliance in all material respects with all the terms and provisions set forth in the Credit Agreement on its part to be observed or performed as of the date hereof and after giving effect to the admission; (iii) no Default or Event of Default with respect to the Series, nor any event which with the giving of notice or the expiration of any applicable grace period or both would constitute such a Default or Event of Default with respect to the Series has occurred and is continuing.

     The Series agrees to be bound by the terms and conditions of the Credit
Agreement in all respects as a Borrower thereunder and hereby assumes all of the obligations of a Borrower thereunder.

A/72335952.4

     Please indicate your assent to the admission of each Series as an additional Borrower under the Credit Agreement and the replacement of Schedule I to the Credit Agreement by signing below where indicated.

     Please indicate your assent to the admission of the Series as an additional
Borrower under the Credit Agreement and the replacement of Schedule I to the
Credit Agreement by signing below where indicated.

                                             [NAME OF FUND] on behalf of
                                             [NAME OF SERIES]

                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

AGREED AND ACCEPTED:

BANK OF AMERICA, N.A.
as Administrative Agent

By:
     ---------------------------------------
     Name:
     Title:

[BANKS]

A/72335952.4                       2

                                                                  EXHIBIT 6.1(B)

                     FORM OF OPINION OF COUNSEL TO BORROWER

                                [To be Inserted]

A/72335952.4                       3

                                                                 EXHIBIT 11.6(C)

                        FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to Credit Agreement, dated as of December 12, 2007 (as amended, supplemented or otherwise modified from time to time, the "CREDIT
AGREEMENT"), among (i) certain American Century Funds named therein (each a
"FUND", and collectively, the "FUNDS"), each on behalf of itself and the series and portfolios named therein of such Funds (each a "BORROWER", and collectively the "BORROWERS"), (ii) the several banks from time to time parties to this
Agreement (the "BANKS") and (iii) the Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     [___________________] (the "ASSIGNOR") and [_________________] (the
"ASSIGNEE") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the
Effective Date (as defined below) the interest described in Schedule 1 hereto
(the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Credit Agreement.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to or in any connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the
Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or any other obligor or the performance or observance by any Borrower, or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c)
attaches any Notes held by it evidencing the Assigned Interest and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the
Assignor has retained any interest in the Assigned Interest, requests that the
Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time,

A/72335952.4                       4

continue to make its own credit  decisions in taking or not taking  action under the  Credit  Agreement,  the other Loan  Documents  or any other  instrument  or document furnished  pursuant hereto or thereto;  (d) appoints and authorizes the
Administrative  Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement,  the other Loan Documents or any other instrument or document  furnished pursuant hereto or thereto as are delegated to the Administrative  Agent by the terms thereof,  together with such powers  as are  incidental  thereto;  and (e)  agrees  that it will  perform  in accordance with its terms all the  obligations  which by the terms of the Credit
Agreement  are  required to be  performed  by it as a Bank  including,  if it is organized  under the laws of a  jurisdiction  outside  the  United  States,  its obligation pursuant to subsection 5(b) of the Credit Agreement.

4. The effective date of this Assignment and Acceptance shall be ---------------
(the "EFFECTIVE DATE"). Following the execution of this Assignment and
Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned
Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and
Acceptance, have the rights and obligations of a Bank thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the
Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit
Agreement.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the substantive laws of the State of New York.

A/72335952.4                       5

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and
Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

         [NAME OF ASSIGNEE]                             [NAME OF ASSIGNOR]

         By:                                            By:
         ------------------------------                 ------------------------
         Name:                                          Name:
         Title:                                         Title:

         Accepted and Consented To:

         BANK OF AMERICA, N.A., as
         Administrative Agent

         By:
         ----------------------------
         Name:
         Title:

         THE FUNDS, each on behalf
         of itself and NAME OF BORROWERS

         By:
         -----------------------------
         Name:
         Title:

A/72335952.4                       6

                     SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE
                        RELATING TO THE CREDIT AGREEMENT
                         DATED AS OF DECEMBER 12, 2007,

Name of Assignor:
Name of Assignee:
Effective Date of Assignment:

                       Principal                              Commitment Percentage
                  AMOUNT ASSIGNED                                 ASSIGNED(1)

                  $---------------------                      ---.---------------%

     -----------------------------------
     (1) Calculate  the  Commitment  Percentage  that is  assigned  to at least  15  decimal  places  and show as a percentage of the aggregate commitments of all Banks.

A/72335952.4                       7